EXHIBIT 10.2



                               364-DAY AGREEMENT

                          DATED AS OF OCTOBER 17, 2001


                                     AMONG

                              INVACARE CORPORATION
                       AND CERTAIN BORROWING SUBSIDIARIES

                            THE BANKS NAMED THEREIN

                                      and

                               BANK ONE, MICHIGAN
                                    as Agent

                          KEYBANK NATIONAL ASSOCIATION
                              as Syndication Agent

                               NATIONAL CITY BANK
                             as Documentation Agent

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent

                                      and

                           THE CHASE MANHATTAN BANK,
                                  As Co-Agent

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                                                 TABLE OF CONTENTS
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
Article                                                                                                   Page
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ARTICLE I                  DEFINITIONS                                                                     1

                           1.1      Certain Definitions                                                    1
                           1.2      Other Definitions; Rules of Construction                              11

ARTICLE II                 THE COMMITMENTS AND THE LOANS                                                  12

                           2.1      Commitments of the Banks                                              12
                           2.2      Termination and Reduction of Revolving Credit Commitments             12
                           2.3      Fees                                                                  12
                           2.4      Disbursement of Revolving Credit Loans                                13
                           2.5      Conditions for First Disbursement                                     14

                                    (a)     Charter Documents                                             14
                                    (b)     By-Laws and Corporate Authorizations                          14
                                    (c)     Incumbency Certificate                                        15
                                    (d)     Loan Documents                                                15
                                    (e)     Legal Opinion                                                 15
                                    (f)     Consents, Approvals, Etc.                                     15
                                    (g)     1997 Credit Agreement                                         15
                                    (h)     Five-Year Credit Agreement                                    15
                                    (i)     Solvency and Compliance Certificates                          15
                                    (j)     Miscellaneous                                                 15

                           2.6      Further Conditions for Disbursement                                   15
                           2.7      Subsequent Elections as to Borrowings                                 16
                           2.8      Limitation of Requests and Elections                                  16
                           2.9      Minimum Amounts; Limitation on Number of Borrowings                   17
                           2.10     Treasury Manager                                                      17
                           2.11     Applicable Lending Installation                                       17
                           2.12     Extension of Termination Date                                         17

ARTICLE III                PAYMENTS AND PREPAYMENTS                                                       18

                           3.1      Principal Payments                                                    18
                           3.2      Interest Payments                                                     18
                           3.3      Payment Method                                                        19
                           3.4      No Setoff or Deduction                                                20
                           3.5      Payment on Non-Business Day; Payment Computations                     20
                           3.6      Additional Costs                                                      21
                           3.7      Illegality and Impossibility                                          22
                           3.8      Indemnification                                                       22

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ARTICLE IV                 REPRESENTATIONS AND WARRANTIES                                                 23

                           4.1      Corporate Existence and Power                                         23
                           4.2      Corporate Authority                                                   23
                           4.3      Binding Effect                                                        23
                           4.4      Subsidiaries                                                          23
                           4.5      Litigation                                                            24
                           4.6      Financial Condition                                                   24
                           4.7      Use of Loans                                                          24
                           4.8      Consents, Etc.                                                        24
                           4.9      Taxes                                                                 24
                           4.10     Title to Properties                                                   24
                           4.11     ERISA                                                                 25
                           4.12     Environmental and Safety Matters                                      25
                           4.13     No Material Adverse Change                                            25
                           4.14     No Default                                                            26
                           4.15     Compliance with Laws                                                  26

ARTICLE V                  COVENANTS                                                                      26

                           5.1      Affirmative Covenants                                                 26

                                    (a)     Preservation of Corporate Existence, Etc.                     26
                                    (b)     Compliance with Laws, Etc.                                    26
                                    (c)     Maintenance of Properties; Insurance                          26
                                    (d)     Reporting Requirements                                        26
                                    (e)     Accounting; Access to Records, Books, Etc.                    28
                                    (f)     Stamp Taxes                                                   28
                                    (g)     Further Assurances                                            28

                           5.2      Negative Covenants                                                    28

                                    (a)     Interest Coverage Ratio                                       28
                                    (b)     Net Worth                                                     28
                                    (c)     Total Debt to Adjusted EBITDA                                 28
                                    (d)     Liens                                                         29
                                    (e)     Merger; Etc.                                                  30
                                    (f)     Disposition of Assets; Etc.                                   30
                                    (g)     Nature of Business                                            30
                                    (h)     Negative Pledge Limitation                                    30
                                    (i)     Limitations on Indebtedness of Subsidiaries                   30
                                    (j)     Investments                                                   31
                                    (k)     Contingent Liabilities                                        32
                                    (l)     Transactions with Affiliates                                  32
                                    (m)     Additional Covenants                                          32
                                    (n)     Acquisitions                                                  32

                                       ii
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ARTICLE VI                          DEFAULT                                                               33

                           6.1      Events of Default                                                     33

                                    (a)     Nonpayment of Principal                                       33
                                    (b)     Nonpayment of Interest                                        33
                                    (c)     Misrepresentation                                             33
                                    (d)     Certain Covenants                                             33
                                    (e)     Other Defaults                                                33
                                    (f)     Cross Default                                                 33
                                    (g)     Judgments                                                     33
                                    (h)     ERISA                                                         34
                                    (i)     Insolvency, Etc                                               35
                                    (j)     Change of Control                                             35
                                    (k)     Five-Year Credit Agreement                                    35
                                    (l)     Loan Documents                                                35

                           6.2      Remedies                                                              35

ARTICLE VII                THE AGENT AND THE BANKS                                                        36

                           7.1      Appointment and Authorization                                         36
                           7.2      Agent and Affiliates                                                  36
                           7.3      Scope of Agent's Duties                                               36
                           7.4      Reliance by Agent                                                     36
                           7.5      Default                                                               37
                           7.6      Liability of Agent                                                    37
                           7.7      Nonreliance on Agent and Other Banks                                  37
                           7.8      Indemnification                                                       37
                           7.9      Resignation of Agent                                                  38
                           7.10     Sharing of Payments                                                   38
                           7.11     Withholding Tax Exemption                                             39
                           7.12     Co-Agent, Documentation Agents, Syndication Agent, Etc.               39

ARTICLE VII                MISCELLANEOUS                                                                  40

                           8.1      Amendments, Etc.                                                      40
                           8.2      Notices                                                               40
                           8.3      No Waiver By Conduct: Remedies Cumulative                             41
                           8.4      Reliance on and Survival of Various Provisions                        41
                           8.5      Expenses;  Indemnification                                            41
                           8.6      Successors and Assigns                                                42
                           8.7      Counterparts                                                          44
                           8.8      Governing Law;  Consent to Jurisdiction                               44
                           8.9      Table of Contents and Headings                                        44
                           8.10     Construction of Certain Provisions                                    44
                           8.11     Integration and Severability                                          44
                           8.12     Independence of Covenants                                             45
                           8.13     Interest Rate Limitation                                              45

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                           8.14     Confidentiality                                                       45
                           8.15     Waiver of Jury Trial                                                  45
                           8.16     Unification of Certain Currencies                                     46

EXHIBITS
                                    Exhibit A                 Designation of new Borrowing Subsidiary
                                    Exhibit B                 Guaranty
                                    Exhibit C                 Revolving Credit Note
                                    Exhibit D                 Request for Loan
                                    Exhibit E                 Form of Legal Opinion
                                    Exhibit F                 Request for Continuation or Conversion of
                                                              Revolving Credit Loan
                                    Exhibit G                 Assignment and Acceptance
                                    Exhibit H                 Compliance Certificate

SCHEDULES
                                    Pricing Schedule
                                    Schedule 1.1              Commitments
                                    Schedule 4.4              Subsidiaries
                                    Schedule 4.5              Litigation
                                    Schedule 4.12             Environmental Matters
                                    Schedule 5.2 (d)          Liens
                                    Schedule 5.2 (j)          Investments
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                            364-DAY CREDIT AGREEMENT

         THIS 364-DAY CREDIT AGREEMENT, dated as of October17, 2001 (as amended or modified from time to time, this "Agreement"), is by and among INVACARE CORPORATION, an Ohio corporation (the "Company"), each of the Subsidiaries of the Company designated in Section 1.1 as a Borrowing Subsidiary (individually, a "Borrowing Subsidiary" and collectively, the "Borrowing Subsidiaries") (the Company and the Borrowing Subsidiaries may each be referred to as a "Borrower" and, collectively, as the "Borrowers"), Invacare Corporation, as treasury manager for the Borrowers (the "Treasury Manager") and the Banks set forth on the signature pages hereof (collectively, the "Banks" and individually, a "Bank") and BANK ONE, MICHIGAN, a Michigan banking corporation, as administrative agent for the Banks (in such capacity, the "Agent").

                                  INTRODUCTION

         Pursuant to the terms of this Agreement, the Borrowers desire to obtain a revolving credit facility in the aggregate principal amount of $100,000,000 (or the equivalent thereof in any other Permitted Currency), in order to refinance certain existing indebtedness under the Existing Loan Agreement (as defined herein) and provide funds for their general corporate purposes, and the Banks are willing to establish such a credit facility in favor of the Borrowers on the terms and conditions herein set forth.

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

         "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Adjusted EBITDA" shall mean , with respect to any person, for any period, the sum of (a) EBIT for such period, plus (b) all amounts deducted in determining such EBIT on account of depreciation and amortization expense, minus
(c) any extraordinary, unusual or non-recurring gains or other income (or plus any extraordinary, unusual or non-recurring non-cash losses) not from the continuing operations of the Company and its Subsidiaries, and related tax effects, in accordance with generally accepted accounting principles. Notwithstanding anything herein, in any financial statements of the Company or in generally accepted accounting principles to the contrary, for purposes of calculating and determining Adjusted EBITDA, any Acquisition made by the Company
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or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the period for which such Adjusted EBITDA was calculated shall be deemed to have occurred on the first day of the relevant period for which such Adjusted EBITDA was calculated on a pro forma basis acceptable to the Agent, but without giving effect to any projected synergies resulting from such Acquisition.

         "Affiliate" when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         "Applicable Fee Rate" shall mean, at any time, the percentage rate per annum at which facility fees are accruing on the Commitments (without regard to usage) at such time as set forth in the Pricing Schedule.

         "Applicable Lending Installation" shall mean, with respect to any Bank, any office(s), agency(ies), branch(es), Subsidiary(ies) or Affiliate(s) of such Bank selected by such Bank and notified to the Company and the Agent by such Bank from time to time and, with respect to the Agent, any office(s), agency(ies), branch(es), Subsidiary(ies) or Affiliate(s) of the Agent selected by the Agent and notified to the Company from time to time.

         "Applicable Margin" means, with respect to Loans of any type at any time, the percentage rate per annum which is applicable at such time with respect to Loans of such Type as set forth in the Pricing Schedule.

         "Assignment and Acceptance" is defined in Section 8.6(d).

         "Bank Obligations" shall mean all indebtedness, obligations and liabilities, whether now owing or hereafter arising, direct, indirect, contingent or otherwise, of the Borrowers to the Agent or any Bank pursuant to the Loan Documents.

         "Borrowing" shall mean the aggregation of Loans made to any Borrowerg or continuations and conversions of such Loans, made pursuant to Article II on a single date and for a single Interest Period. A Borrowing may be referred to for purposes of this Agreement by reference to the type of Loan comprising the relating Borrowing, e.g., a "Floating Rate Borrowing" if such Loans are Floating Rate Loans or an "Eurocurrency Rate Borrowing" if such Loans are Eurocurrency Rate Loans.

         "Borrowing Subsidiary" shall mean any Subsidiary of the Company party to this Agreement on the Effective Date and any other Subsidiary of the Company upon request by the Company to the Agent for designation of such Subsidiary as a "Borrowing Subsidiary" hereunder from time to time so long as (a) the Company and each Guarantor guarantees the obligations of such new Borrowing Subsidiary pursuant to the terms of the Guaranty, (b) such new Borrowing Subsidiary delivers all corporate or organizational documents and authorizing resolutions reasonably requested by the Agent and (c) the Borrowers and such new Borrowing Subsidiary execute an agreement in the form of Exhibit A attached hereto and all agreements and take such other action reasonably requested by Agent.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which (a) the Agent is not open to the public for carrying on substantially all of its banking functions or (b) if such reference relates to the date for payment or purchase of any amount or deposit denominated in any

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currency other than Dollars, banks are not generally open to the public for carrying on substantially all of their banking functions in London, England and in the principal financial center of the country issuing such currency.

         "Capital Lease" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is capitalized on the books of such person.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         "Commitment" shall mean, with respect to each Bank, its Revolving Credit Commitment.

         "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for the Company and its consolidated Subsidiaries of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Net Income" of any person shall mean, for any period, the net income (after deduction for income and other taxes of such person determined by reference to income or profits of such person) for such period (but without reduction for any net loss incurred for any fiscal year during such period), all as determined in accordance with generally accepted accounting principles.

         "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to Loan funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Default" shall mean any of the events or conditions described in
Section 6.1 which might become an Event of Default with notice or lapse of time or both.

         "Designated Borrower" shall mean, in relation to any Loan, the Borrower nominated by the Treasury Manager as the Designated Borrower in the request for such Loan.

         "Dollar Equivalent" of an amount denominated in any currency other than Dollars, as of any date of determination, shall mean the quotient of (i) such amount divided by (ii) the number of units of such other currency (stated as a decimal if less than 1.0) which could be purchased with one (1) Dollar at the spot or other relevant rate of exchange quoted by the Agent at approximately 11:00 a.m. London time on such date, which rate of exchange shall be substantially representative of the market rate.

         "Dollars" and "$" shall mean the lawful money of the United States of America.

         "EBIT" shall mean, with respect to any person, for any period, the sum of (a) operating net income or loss plus (b) all amounts deducted in determining such operating net income or loss on account of (i) Interest Expense and (ii) taxes based on or measured by income, all as determined in accordance with generally accepted accounting principles, plus (c) the amount of any one-time

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charge taken as a result of the cumulative effect from changes to generally accepted accounting principles after the Effective Date.

         "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

         "Eligible Currency" shall mean any currency other than Dollars that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market and as to which the Dollar Equivalent may be readily calculated. If, after the designation by the Agent of any currency as a Foreign Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, such country's currency is, in the determination of the Agent, no longer readily available or freely traded or as to which, in the determination of the Agent, a Dollar Equivalent is not readily calculable, then the Agent shall promptly notify the Company, and such country's currency shall no longer be a Foreign Currency until such time as the Agent agrees to reinstate such country's currency as a Foreign Currency and promptly, but in any event within five (5) Business Days of receipt of such notice from the Agent, the Borrowers with respect to such Foreign Currency shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or a Foreign Currency, as applicable, subject to the other terms of this Agreement.

         "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards which are applicable to any Borrower or any Subsidiary and promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

         "Equivalent" of an amount of one currency (the "first currency") denominated in another currency (the "second currency"), as of any date of determination, shall mean the amount of the second currency which could be purchased with the amount of the first currency at the most favorable spot exchange rate quoted by the Agent at approximately 11:00 a.m. local time of the Applicable Lending Office on such date, which rate shall be substantially representative of the market rate.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code.

         "Euro" and/or "EUR" means the euro referred to in council Regulation
(EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "Eurocurrency Base Rate" applicable to any Eurocurrency Interest Period means:

                  (a) in the case of any Eurocurrency Rate Loans denominated in Dollars, the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurocurrency Interest Period and in an aggregate amount comparable to the amount of the related Eurocurrency Rate Loan to be made by the Agent in its capacity as a Bank hereunder are offered to

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the Agent by other prime banks in the applicable interbank market selected by the Agent in its reasonable discretion, at approximately 11:00 a.m. London time, on the second Eurocurrency Business Day prior to the first day of such Eurocurrency Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements including, without limitation, any marginal, emergency, supplemental, special or other reserves, that is specified on the first day of such Eurocurrency Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, all as conclusively determined by the Agent, absent manifest error, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%);

                  (b) In the case of any Eurocurrency Rate Loans denominated in any Foreign Currency, the rate per annum obtained by dividing (i) the per annum interest rates at which deposits in the relevant Foreign Currency are offered to the Applicable Lending Installation of the Agent by other prime banks in the London interbank market in an amount comparable to the relevant Eurocurrency Rate Loan and for a period equal to the relevant Eurocurrency Interest Period at approximately 11:00 a.m. London time two (2) Business Days prior to the first day of such Eurocurrency Interest Period, divided by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) and other fees, charges and other requirements similar thereto or the functional equivalent thereof which the Agent determines to be market practice to take into account in determining the Eurocurrency Base Rate that are specified on the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System or by any other governmental entity, foreign or domestic, all as conclusively determined by the Agent (absent manifest error), such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%); provided that with respect to any Eurocurrency Rate Loans in any Foreign Currency, an alternative formula shall apply if (a) the Borrower and the Agent shall have agreed to such alternative formula, (b) such formula is based on the

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rate determined pursuant to clause (i) above and (c) the Agent shall have determined that such alternative formula more accurately compensates the Banks for the cost of maintaining reserves and similar requirements in respect of such Eurocurrency Rate Loans.

         "Eurocurrency Business Day" shall mean, with respect to any Eurocurrency Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits or the relevant Foreign Currency are carried out in the relevant interbank market.

         "Eurocurrency Interest Period" shall mean, with respect to any Eurocurrency Rate Loan, the period commencing on the day such Eurocurrency Rate Loan is made or converted to a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or such other (longer or shorter) period mutually agreed upon among the Agent, the Banks and the Company, as any Borrower may elect under Section 2.4 or 2.7, provided, however, that (a) any Eurocurrency Interest Period which commences on the last Eurocurrency Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurocurrency Business Day of the appropriate subsequent calendar month, (b) each Eurocurrency Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall end on the next succeeding Eurocurrency Business Day or, if such next succeeding Eurocurrency Business Day falls in the next succeeding calendar month, on the next preceding Eurocurrency Business Day, and (c) no Eurocurrency Interest Period which would end after the Termination Date shall be permitted.

         "Eurocurrency Rate" means, with respect to any Eurocurrency Rate Loan for any Eurocurrency Interest Period or portion thereof, the per annum rate that is equal to the sum of (a) the Applicable Margin, plus (b) the Eurocurrency Base Rate; which Eurocurrency Rate shall change simultaneously with any change in the margin described in clause (a) above.

         "Eurocurrency Rate Loan" means any Loan which bears interest at the Eurocurrency Rate.

         "Event of Default" shall mean any of the events or conditions described in Section 6.1.

         "Federal Funds Rate" shall mean the per annum rate that is equal to the per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid or payable by the Agent in its regional federal funds market for overnight borrowings from other banks; as conclusively determined by the Agent, absent manifest error, such rate to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such announced rates.

         "Five-Year Credit Agreement" means the Five-Year Credit Agreement dated the date hereof among the Borrowers, the Banks and the Agent, as amended, modified, replaced or refinanced from time to time.

         "Fixed Rate Loan" shall mean any Eurocurrency Rate Loan.

         "Floating Rate" shall mean the per annum rate equal to the greater of
(i) the Prime Rate in effect from time to time, or (ii) the sum of one-half of one percent (1/2 of 1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

         "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

         "Foreign Subsidiary" shall mean any Subsidiary of the Company that is not a Domestic Subsidiary.

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         "Foreign Currency" shall mean any currency which is an Eligible
Currency and approved by the Banks; provided, that, subject to the terms of this Agreement (including without limitation Section 3.7), Pounds Sterling and Euro shall be deemed approved by the Banks and shall be deemed to be Foreign Currencies.

         "generally accepted accounting principles" shall mean generally accepted accounting principles in effect from time to time and applied on a basis consistent with that reflected in the financial statements referred to in
Section 4.6, unless any change in generally accepted accounting principles from those in effect on the Effective Date materially impacts the calculation of the covenants set forth in Sections 5.2(a), (b) and (c).

         "Guaranty" shall mean the guaranty entered into by the Company for the benefit of the Agent and the Banks pursuant to this Agreement in the form of Exhibit B hereto, as amended or modified from time to time.

         "Indebtedness" shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services, except for trade accounts payable arising in the ordinary course of business that are not more than 90 days past due or as are reasonably being contested,
(iv) obligations as lessee under leases which have been in accordance with generally accepted accounting principles, recorded as Capital Leases, (v) obligations to purchase property or services if payment is required regardless of whether such property is delivered or services are performed (generally called "take or pay" contracts), but such obligations shall only be included in an amount equal to the difference between the amount of the required payment and the value to the Company or a Subsidiary of the Company of the goods or services required to be delivered in connection with such required payment, (vi) obligations in respect of currency or interest rate swaps or comparable transactions valued at the maximum termination payment payable by the obligor, other than any such contracts entered into as hedges against Indebtedness of the kinds referred to in clauses (i) and (ii) above; provided, that, for purposes of
Section 6.1(f) only, such contracts shall be included in "Indebtedness", (vii) any obligation of any Person other than the Company or its Subsidiaries, if such obligation is secured by any lien on the property of the Company or any of its Subsidiaries, provided that, the amount of any such Indebtedness shall be limited to the greater of the then book value or fair market value of the property securing any such lien, (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, (ix) Off-Balance Sheet Liabilities, and (x) Contingent Liabilities with respect to any of the foregoing.

         "Interest Expense" of any person shall mean, for any period, all interest payable by such person during such period.

         "Interest Coverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated EBIT as calculated for the four most recently ended consecutive fiscal quarters of the Company to (b) Consolidated Interest Expense as calculated for the same four fiscal quarters.

         "Interest Payment Date" shall mean (a) with respect to any Eurocurrency Rate Loan, the last day of each Interest Period with respect to such Eurocurrency Rate Loan or and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, within five (5) days of receipt of an invoice containing a computation of interest due, which invoice shall be prepared as of the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

         "Interest Period" shall mean any Eurocurrency Interest Period.

         "Investments" shall mean all investments, in cash or by delivery of property, made, directly or indirectly, in any Person, whether by acquisition of shares of Capital Stock, indebtedness or other obligations or securities or by loan, Loan, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "Lien" shall mean any pledge, assignment, deed of trust, hypothecation, mortgage, security interest, conditional sale or title retaining contract, financing statement filing, or any other type of lien, charge, encumbrance or other similar claim or right.

         "Loan" shall mean any Revolving Credit Loan.

         "Loan Documents" shall mean this Agreement, the Notes, the Guaranty and any other agreement, instrument or document executed at any time in connection with this Agreement.

         "Margin Stock" shall mean Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

         "National Currency Unit" means the unit of currency (other than a Euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

         "Net Worth" of any person shall mean, as of any date, the amount of stockholders' equity, exclusive of the cumulative effect of comprehensive earnings (either positive or negative) and exclusive of any changes to Net Worth as a result of the cumulative effect from changes to generally accepted accounting principles after the Effective Date, all on a consolidated basis and in accordance with generally accepted accounting principles.

         "1997 Loan Agreement" shall mean the loan agreement dated as of November 18, 1997, among the Company, the other borrowers named therein, the banks party thereto and Bank One, Michigan, as agent, as amended or modified from time to time.

         "Notes" shall mean the Revolving Credit Notes. "Note" shall mean any Revolving Credit Note.

         "Off-Balance Sheet Liability" of a person means (i) any repurchase obligation or liability of such person with respect to accounts or notes receivable sold by such person, (ii) any liability under any sale and leaseback transaction which is not a Capital Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such person, but excluding from this clause
(iv) Operating Leases.

         "Operating Lease" of a person means any lease of property (other than a Capital Lease) by such person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Other Comprehensive Earnings(Loss) shall mean the reported increases or decreases in the Company's reported Net Worth resulting from (a) foreign currency translation adjustments, (b) unrealized gains

(losses)on available for sales securities held for sale, and (c) the cumulative effect of teh Company's adoption of FAS 133.

         "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Fixed Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus, with respect to Loans denominated in Dollars, the Floating Rate and, with respect to Loans denominated in any other Permitted Currency, the relevant interbank rate for such Permitted Currency plus the Applicable Margin, and (c) in respect of other amounts payable by any Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Currency" shall mean any Syndicated Currency.

         "Permitted Liens" shall mean Liens permitted by Section 5.2(d) hereof.

         "Permitted Securitization Transaction" is defined in Section 5.2(f).

         "Person" or "person" shall include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean, with respect to any person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

         "Pounds Sterling" or "Pounds" shall mean the lawful currency of the United Kingdom.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" shall mean the per annum rate announced or established by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced or established rates.

         "Prohibited Transaction" shall mean any non-exempt transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

         "Pro Rata Share" shall mean, with respect to any Bank, the percentage obtained by dividing (a) such Bank's Revolving Credit Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (b) the aggregate amount of all of the Revolving Credit Commitments at such time; provided however, if all of the Revolving Credit Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of such Bank's Revolving Credit Commitment immediately prior to such termination by (y) the aggregate amount of all Revolving Credit Commitments immediately prior to such termination.

         "Reportable Event" shall mean a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

         "Required Banks" shall mean Banks in the aggregate having at least 51% of the aggregate Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, Banks in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Loans.

         "Restricted Margin Stock" means Margin Stock owned by the Company or any of its Subsidiaries which represents not more than 25% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Company and its Subsidiaries (other than any Margin Stock) that is subject to the provisions of Section 5.2(d).

         "Revolving Credit Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Revolving Credit Loans in amounts not exceeding in aggregate principal amount outstanding at any time the respective revolving credit commitment amount for each such Bank set forth opposite the name of each such Bank in Schedule 1.1 under the heading "Revolving Credit Commitments", or, as to any Bank becoming a party hereto after the Effective Date as set forth in the applicable Assignment and Acceptance, as such amounts may be reduced from time to time pursuant to Section 2.2 or modified pursuant to
Section 2.2 or 8.6.

         "Revolving Credit Loan" shall mean any Borrowing under Section 2.4 and made pursuant to Section 2.1(a).

         "Revolving Credit Note" shall mean any promissory note of the Borrowers evidencing the Revolving Credit Loans in substantially the form annexed hereto as Exhibit C, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Securitization Entity" means a wholly-owned Subsidiary of the Company that engages in no activities other than Permitted Securitization Transactions and any necessary related activities and owns no assets other than as required or permitted for Permitted Securitization Transactions and (i) no portion of the Indebtedness (contingent or otherwise) of which is guaranteed by the Company or any Subsidiary of the Company or is recourse to or obligates the Company or any Subsidiary of the Company in any way, other than pursuant to customary representations, warranties, covenants, indemnities and other obligations entered into in connection with a Permitted Securitization Transaction, and (ii) to which neither the Company nor any Subsidiary of the Company has any material obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

         "Senior Unsecured Notes" means the 7.45% Senior Notes of the Company, due February 1, 2003, issued in an aggregate original principal amount of $25,000,000, under that certain Note Agreement, dated as of February 1, 1993, between the Company and the Purchasers named therein, the 6.60% Senior Notes of the Company, due February 1, 2005, issued in an aggregate original principal amount of $20,000,000, under that certain Note Agreement dated as of February 27, 1995 between the Company and teh Purchasers named therein, and the 6.71% Senior Notes due February 1, 2008, issued in an aggregate original principal amount of $80,000,000 under that certain Note Agreement dated as of February 27, 1998 between the Company and teh Purchasers named therein.

         "Significant Subsidiary" means (i) any Subsidiary which is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities and Exchange Act of 1934 if 5% were substituted for 10% wherever it occurs in such Rule, and (ii) any Subsidiary which is responsible for more than 5% of consolidated net sales of the Company and its Subsidiaries as reflected in the most recent financial statements of the Company delivered pursuant to
Section 5.1(d).

         "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors' qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

         "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in the right of payment to the Loans of such person to the Banks in manner and by agreement satisfactory in form and substance to the Required Banks, which consent and agreement may not be unreasonably withheld.

         "Syndicated Currency" shall mean Dollars and any Foreign Currency.

         "Termination Date" shall mean the earlier to occur of (a) October 16, 2002 or any later date as may be specified as the Termination Date in accordance with Section 2.12, and (b) the date on which the Commitments shall be terminated pursuant to Section 2.2 or 6.2.

         "Total Debt" as of any date for any person, shall mean: (a) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capitalized Lease obligations or otherwise; (b) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all reimbursements obligations under outstanding letters of credit in respect of drafts which (i) may be presented or (ii) have been presented and have not yet been paid, (d) the aggregate outstanding amount of all Permitted Securitization Transactions, based on the aggregate outstanding amount sold, assigned, discounted or otherwise transferred or financed, whether or not shown as a liability on a consolidated balance sheet of such person, as reasonably satisfactory to the Agent, and (e) all Contingent Liabilities relating to any of the obligations of others similar in character to those described in the foregoing clauses (a) through (d).

         "Treasury Manager" includes any Affiliate of the Company appointed in writing by the Company and the Borrowers as Treasury Manager under this Agreement in the place of the person named above, and which is accepted by the Agent for that purpose.

         "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         "Unrestricted Margin Stock" means any Margin Stock owned by the Company or any of its Subsidiaries which is not Restricted Margin Stock.

         1.2 Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Banks", "Company", "Borrowing Subsidiary", "Borrowing Subsidiaries" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.


                                   ARTICLE II
                          THE COMMITMENTS AND THE LOANS

         2.1 Commitments of the Banks. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans denominated in any Syndicated Currency to the Borrowers pursuant to
Section 2.4 from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount of its respective Revolving Credit Commitment as of the date any such Loan is made; provided, however, that the Dollar Equivalent of all Revolving Credit Loans outstanding at any time shall not exceed the aggregate Revolving Credit Commitments.

         2.2 Termination and Reduction of Revolving Credit Commitments. The Company shall have the right to terminate or reduce the Revolving Credit Commitments at any time and from time to time at its option, provided that (i) the Treasury Manager shall give three Business Days prior written notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof, (ii) each partial reduction of the Revolving Credit Commitments shall be in a minimum amount of $10,000,000 and in integral multiples thereof and shall reduce the Revolving Credit Commitments of all of the Banks proportionately in accordance with the respective commitment amounts for each such Bank set forth in the signature pages hereof next to the name of each such Bank, (iii) no such termination or reduction shall be permitted with respect to any portion of the Revolving Credit Commitments as to which a request for a Borrowing pursuant to Section 2.4 is then pending, (iv) the Revolving Credit Commitments may not be terminated if any Loans are then outstanding and may not be reduced below the principal amount of Loans then outstanding, The Revolving Credit Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2, whether optional or mandatory, may not be reinstated. The Borrowers shall immediately prepay the applicable Loans to the extent they exceed the applicable reduced aggregate Commitments pursuant hereto.

         2.3      Fees.

                  (a) The Company agrees to pay to the Banks a facility fee on the amount of the Revolving Credit Commitments on a per diem basis, whether or not activated and whether used or unused, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Fee Rate for the facility fee. Accrued facility fees shall be payable quarterly in arrears in Dollars within five (5) days of receipt of an invoice prepared by the Agent containing a computation of facility fees due computed on the basis of 360 days and assessed for the actual number of days elapsed, which invoice shall be prepared as of the last Business Day of each March, June, September and December, commencing on December 31, 2001 and on the Termination Date.

                  (b) The Borrowers agrees to pay to the Agent an agency fee for its services as Agent under this Agreement in such amounts as may from time to time be agreed upon by the Borrowers and the Agent.

         2.4      Disbursement of Revolving Credit Loans.

                  (a) The Treasury Manager shall give the Agent notice of its request for each Loan in substantially the form of Exhibit D hereto not later than 10:00 a.m. Detroit time (i) three Eurocurrency Business Days prior to the date such Loan is requested to be made if such Borrowing is to be made as a Eurocurrency Rate Loan, and (ii) on the date such Loan is requested to be made in all other cases, which notice shall specify the Designated Borrower for which such Loan is requested, whether a Eurocurrency Rate Loan or Floating Rate Loan is requested and, in the case of each requested Eurocurrency Rate Loan, the Eurocurrency Interest Period to be initially applicable to such Loan and the Foreign Currency in which such Loan is to be denominated. The Agent, on the same day any such notice is given, shall provide notice of such requested Revolving Credit Loan to each Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Revolving Credit Loan shall be made available to the Borrower requesting such Loan by depositing the proceeds thereof, in immediately available funds, in the case of any Loan denominated in Dollars in an account maintained and designated by such Borrower at the principal office of the Agent, and, in all other cases, in an account maintained and designated by such Borrower at the Applicable Lending Installation of the Agent for such Borrower, at a bank acceptable to the Agent in the principal financial center of the country issuing the Foreign Currency in which such Loan is denominated or at such other place specified by the Agent.

                  (b) Each Bank, on the date any Revolving Credit Loan is requested to be made, shall make its pro rata share of such Revolving Credit Loan available in immediately available, freely transferable cleared funds for disbursement to the Designated Borrower requesting such Loan pursuant to the terms and conditions of this Agreement, in the case of any Revolving Credit Loan denominated in Dollars, at the principal office of the Agent and, in all other cases, to the account of the Agent at its designated branch or correspondent bank in the country issuing such Foreign Currency in which such Loan is denominated or at such other place specified by the Agent. Unless the Agent shall have received notice from any Bank prior to the date such Revolving Credit Loan is requested to be made under this Section 2.4 that such Bank will not make available to the Agent such Bank's pro rata portion of such Loan, the Agent may assume that such Bank has made such portion available to the Agent on the date such Loan is requested to be made in accordance with this Section 2.4. If and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to such Designated Borrower, and such Bank agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to such Designated Borrower by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the Federal Funds Rate or the Agent's cost of funds with respect to Foreign Currencies other than Dollars. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Revolving Credit Loan by such Bank as part of the related Borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such Loan on the date such Loan is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Loan.

                  (c) (i) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Bank resulting from each Loan of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time under this Agreement.

                           (ii)     The Agent shall  maintain an account for
each Borrower in its books and records with a subaccount for each Bank, in which shall be recorded (a) the amount of each Loan made hereunder, the type thereof and each Interest Period applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder in respect of the Loans and (c) both the amount of any sum received by the Agent hereunder from each Borrower in respect of the Loans and each Bank's share thereof.

                           (iii)    The books and  records of the Agent and of
each Bank maintained pursuant to this Section 2.4(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Bank or the Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Bank in accordance with the terms of this Agreement.

                           (iv)     Each Borrower  agrees that,  upon the
request to the Agent by any Bank, such Borrower will execute and deliver to such Bank a Revolving Credit Note of such Borrower evidencing the Loans of such Bank; provided, that the delivery of such Notes shall not be a condition precedent to the Effective Date. Notwithstanding anything herein to the contrary, any and all references in this Agreement or any other Loan Document to any amounts due or outstanding under the Notes or evidenced by the Notes shall, in the event Notes are not executed and delivered in accordance with this
Section 2.4(c), be deemed to refer to the Loans and all other amounts outstanding under this Agreement.

                           (v)      Subject to the terms and conditions of this
Agreement, each Borrower may borrow Revolving Credit Loans under this Section 2.4, prepay Revolving Credit Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans under this Section 2.4.


         2.5 Conditions for First Disbursement. The obligation of each Bank to make its first Loan hereunder is subject to receipt by each Bank and the Agent of the following documents and completion of the following matters, in form and substance reasonably satisfactory to each Bank and the Agent:

                  (a) Charter Documents. Certificates of recent date of the appropriate authority or official of the Company's state of incorporation listing all charter documents of the Company, on file in that office and certifying as to the good standing and corporate existence of the Company, together with copies of such charter documents of the Company, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

                  (b) By-Laws and Corporate Authorizations. Copies of the by-laws of the Company together with all authorizing resolutions and evidence of other corporate action taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement, the Guaranty and the Notes and the consummation by the Company of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

                  (c) Incumbency Certificate. Certificates of incumbency of each Borrower containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of such Borrower in connection with this Agreement and the Notes and the consummation by such Borrower of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower;

                  (d) Loan Documents. Execution and deelivery to the Agent by each of the parites thereto of this Agreement, any Notes requested by any Bank and any other required Loan Documents (including the Guaranty);

                  (e) Legal Opinion. The favorable written opinion of counsel for the Company in the form of Exhibit E attached hereto;

                  (f) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company in connection with the execution, delivery and performance of this Agreement, the Guaranty and the Notes or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement and the Notes, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none are required, a certificate of such officer to that effect;

                  (g) 1997 Credit Agreement. All indebtedness and obligations pursuant to the 1997 Credit Agreement shall be paid in full simultaneously with the first Loan hereunder, and the Company and the other Borrowers hereby terminate all commitments to lend under the 1997 Credit Agreement; and

                  (h) Five-Year Credit Agreement. The Five-Year Credit Agreement shall close simultaneously with this Agreement; and

                  (i) Solvency and Compliance Certicates. A solvency certificate duly executed by the Company in form and substance satisfactory to the Agent and an opening compliance certificate i the form attached hereto as Exhibit H duly executed by the Company; and

                  (j) Miscellaneous. Such other agreements and documents, and the satisfaction of such other conditions as may reasonably be required by the Agent, including without limitation such funding instructions, sources and uses certificates, opinions of foreign counsel, evidence satisfactory to the Agent that the Loans hereunder are made in compliance with all applicable laws and regulations, including without limitation Regulations T, U and X of the Board of Governors of the Federal Reserve System.

         2.6 Further Conditions for Disbursement. The obligation of each Bank to make any Loan (including its first Loan), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

                  (a) The representations and warranties contained in Article IV hereof and in any other Loan Document shall be true and correct in all material respects on and as of the date such Loan is made, continued or converted (both before and after such Loan is made, continued or converted) as if such representations and warranties were made on and as of such date; and

                  (b) No Event of Default and no Default shall exist or shall have occurred and be continuing on the date such Loan is made, continued or converted (whether before or after such Loan is made, continued or converted);

                  (c) Prior to any Loan to any Borrowing Subsidiary, such Borrowing Subsidiary shall deliver such corporate or organizational documents and authorizing resolutions and legal opinions as reasonably requested by the Agent and such Borrowing Subsidiary and the Borrowers shall execute all agreements and take such other action reasonably requested by the Agent for such Borrowing Subsidiary to become a Borrowing Subsidiary hereunder.

Each Borrower shall be deemed to have made a representation and warranty to the Banks at the time of the making of, and the continuation or conversion of, each Loan to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in
Section 4.6 hereof shall be deemed made with respect to the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

         2.7 Subsequent Elections as to Borrowings. The Treasury Manager may elect (a) to continue a Fixed Rate Revolving Credit Borrowing or a portion thereof, as a Fixed Rate Revolving Credit Borrowing or (b) elect to convert a Floating Rate Borrowing, or a portion thereof, to a Fixed Rate Revolving Credit Borrowing, in each case by giving notice thereof to the Agent in substantially the form of Exhibit K hereto at the principal office of the Agent and at the Applicable Lending Office of the Agent with respect to such Loan not later than 10:00 a.m. local time of the Applicable Lending Office (i) three (3) Eurocurrency Business Days prior to the date any such continuation of or conversion to a Eurocurrency Rate Revolving Credit Borrowing is to be effective and (ii) the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Fixed Rate Revolving Credit Borrowing may only be converted on the last day of the then current Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Fixed Rate Revolving Credit Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent, on the day any such notice is given, shall provide notice of such election to the Banks. If the Treasury Manager shall not timely deliver such a notice with respect to any outstanding Fixed Rate Revolving Credit Borrowing, the Borrower shall be deemed to have elected with respect to any Loan denominated in Dollars, to convert such Fixed Rate Revolving Credit Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing and, with respect to any other Loan, to continue such Loan as a Fixed Rate Borrowing of the same type with an Interest Period of one month on the last day of the then current Interest Period with respect to such Borrowing.

         2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Fixed Rate Revolving Credit Borrowing pursuant to Section 2.4, or a request for a continuation of a Fixed Rate Revolving Credit Borrowing or a request for a conversion of a Floating Rate Borrowing to a Fixed Rate Revolving Credit Borrowing pursuant to Section 2.7, (a) in the case of any Eurocurrency Rate Borrowing, deposits in the relevant Permitted Currency for periods comparable to the Interest Period elected by the Borrower are not available to any Bank in the relevant interbank or secondary market and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, or (b) any Bank reasonably determines that the applicable interest rate (net of the Applicable Margin for the Eurocurrency Rate) will not adequately and fairly reflect the cost to such Bank of making, funding or maintaining the related Fixed Rate Loan and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (i) to make or fund the relevant Fixed Rate Revolving Credit Borrowing or (ii) to continue such Fixed Rate Revolving Credit Borrowing and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, then the Borrowers shall not be entitled, so long as such circumstances continue, to request a Fixed Rate Revolving Credit Borrowing pursuant to Section 2.4 or a continuation of or conversion to a Fixed Rate Revolving Credit Borrowing of the affected type pursuant to Section 2.7. In the event that such circumstances no longer exist, the Banks shall again honor requests, subject to this Agreement, for Fixed Rate Revolving Credit Borrowings pursuant to Section 2.4, and requests for continuations of and conversions to Fixed Rate Revolving Credit Borrowings pursuant to Section 2.7.

         2.9 Minimum Amounts; Limitation on Number of Borrowings. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Revolving Credit Commitments, and (b) conversions or payments required pursuant to Section 3.1(d) or Section 3.7, each Revolving Credit Loan and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000. Notwithstanding anything herein to the contrary, the Borrowers shall not be permitted to request (a) that any Revolving Credit Loan be denominated in any currency other than a Syndicated Currency, or (b) that any Revolving Credit Loan other than a Eurocurrency Rate Loan be denominated in a currency other than Dollars.

         2.10 Treasury Manager. Each Borrower authorizes the Treasury Manager to act as its manager in making requests and in carrying out as its manager and on its behalf all other functions conferred on the Treasury Manager under this Agreement and all other ancillary functions. Each Borrower further agrees that the Treasury Manager may nominate any Borrower as the Designated Borrower, and agrees that the Loans allocated to it, and all other acts carried out by the Treasury Manager falling within its authority, shall be conclusive and binding on it and all parties. Neither any Bank nor the Agent is or shall be deemed to be concerted as to the Treasury Manager's compliance or otherwise with instructions from any Borrower. The content of each request and every other notice delivered by the Treasury Manager shall be irrevocable, and the Agent and the Banks shall be entitled to rely fully on their content.

         2.11 Applicable Lending Installation. Each Bank and the Agent may make and book its Loans at any Applicable Lending Installation(s) selected by such Bank or the Agent, as the case may be, and each Bank and the Agent may change its Applicable Lending Installation(s) from time to time. Each Bank may, by written notice to the Agent and the applicable Borrower, designate one or more Applicable Lending Installations which are to make and book Loans and for whose account Loan payments are to be made. The Agent may, by written notice to the applicable Borrower, designate one or more Applicable Lending Installations for whose accounts Loan payments are to be made and through which its functions are to be performed. All terms of this Agreement shall apply to any such Applicable Lending Installation(s) and the Notes shall be deemed held by each Bank and the Agent, as the case may be, for the benefit of such Applicable Lending Installation. Each Bank agrees to designate a different Applicable Lending Installation if such designation would avoid the need for, or reduce the amount of any compensation, which may be required to be paid by any Borrower pursuant to Section 3.4 or 3.6, provided that such designation would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank in any material manner.

         2.12. Extension of Termination Date. The Company may request an extension of the Termination Date by submitting a request for an extension to the Agent (an "Extension Request") no more than 60 days prior to the Termination Date. The Extension Request must specify the new Termination Date requested by the Company and the date (which must be at least 30 days after the Extension Request is delivered to the Agent) as of which the Banks must respond to the

Extension Request (the "Response Date"). The new Termination Date shall be no more than 364 days after the Termination Date in effect at the time the Extension Request is received, including the Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Agent shall notify each Bank of the contents thereof and shall request each Bank to approve the Extension Request. Each Bank approving the Extension Request shall deliver its written consent no later than the Response Date. If the consent of each of the Banks is received by the Agent, the Termination Date specified in the Extension Request shall become effective on the existing Termination Date and the Agent shall promptly notify the Company and each Bank of the new Termination Date.

                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

         3.1      Principal Payments.

                  (a) Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Revolving Credit Loans.

                  (b) The Borrowers may at any time and from time to time prepay all or a portion of the Loans without premium or penalty, provided that (i) a Borrower may not prepay any portion of any Loan as to which an election for continuation of or conversion to a Fixed Rate Loan is pending pursuant to
Section 2.7, (ii) unless earlier payment is required under this Agreement or unless Borrower pays all amounts required pursuant to Section 3.8, any Fixed Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan, and (iii) such prepayment shall only be permitted if the Treasury Manager shall have given notice thereof on the Business Day of such prepayment with respect to prepayment of Floating Rate Loans and not later than 10:00 a.m. local time three (3) Eurocurrency Business Days notice thereof with respect to prepayment of Eurocurrency Rate Loans, such notice specifying the Loan or portion thereof to be so prepaid and shall have paid to the Banks, together with such prepayment of principal, all accrued interest to the date of payment on such Loan or portion thereof so prepaid and all amounts owing to the Banks under Section 3.8 in connection with such prepayment. Upon the giving of such notice, the aggregate principal amount of such Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified date.

                  (c) In addition to all other payments required hereunder, as of the last Business Day of each month and as of the date each Loan is made or continued or converted hereunder, if the Dollar Equivalent of all Loans exceeds the aggregate amount of the Revolving Credit Commitments, the Borrowers shall prepay the Loans, in such order as determined by the Borrowers, in an amount such that the Dollar Equivalent of all Loans does not exceed the aggregate amount of the Revolving Credit Commitments as of such date, together with all amounts owing to the applicable Banks under Section 3.8 in connection therewith, if any.

         3.2 Interest Payments. The Borrowers shall pay interest to the Banks on the unpaid principal amount of each Loan for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

                  (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

                  (b) During such periods that such Loan is a Eurocurrency Rate Loan, the Eurocurrency Rate applicable to such Loan for each related Eurocurrency Interest Period.

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
Notwithstanding the foregoing paragraphs (a) through (b), the Borrowers shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) on and after an Event of Default.

         3.3      Payment Method.

                  (a) All payments to be made by the Borrowers hereunder will be made to the Agent for the account of the Banks (i) in the case of principal and interest on any Loan, in the Permitted Currency in which such Loan is denominated and (ii) in all other cases, in the otherwise specified or relevant currency, and in all cases in immediately available, freely transferable, cleared funds, in the case of any payment to be made in Dollars, not later than 2:00 p.m. at the place for payment on the date on which such payment shall be come due and, in all other cases, on the date on which such payment shall become due, (x) in the case of principal and interest on any Loan denominated in a Permitted Currency other than Dollars, by credit to the account of the Agent at its designated branch or correspondent bank in the country issuing the relevant Permitted Currency or in such other place specified by the Agent with respect to such Loan pursuant to Section 2.4(b), and (y) in all other cases to the Agent at the address of its principal office specified in Section 8.2. Payments to be made in Dollars received after 2:00 p.m. at the place for payment shall be deemed to be payments made prior to 2:00 p.m. at the place for payment on the next succeeding Business Day. Each Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                  (b) At the time of making each such payment, a Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of the Borrowers hereunder to which such payment is to be applied. In the event that a Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion to obligations of the Borrowers to the Banks arising under this Agreement.

                  (c) On the day such payments are deemed received, the Agent shall promptly remit to the Banks their pro rata shares of such payments in immediately available funds, (i) in the case of payments of principal and interest on any Borrowing denominated in a Permitted Currency other than Dollars, at an account maintained and designated by each Bank at a bank in the principal financial center of the country issuing the Permitted Currency in which such Borrowing is denominated or in such other place specified by the Agent and agreed to by the Banks and (ii) in all other cases, to the Banks at their respective address in the United States specified for notices pursuant to
Section 8.2. Such pro rata shares shall be determined with respect to each such Bank, (i) in the case of payments of principal and interest on any Borrowing, by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing and (ii) in the case of fees paid pursuant to
Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(c) and amounts payable to any Bank under Section
2.4 or 3.6) by the ratio which the Commitment of such Bank bears to the Commitments of all the Banks.

                  (d) This Agreement arises in the context of an international transaction, and the specification of payment in a specific currency at a specific place pursuant to this Agreement is of the essence. Such specified currency shall be the currency of account and payment under this Agreement. The obligations of the Borrowers hereunder shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the applicable currency and transfer to the Banks under normal banking procedure, does not yield the amount of such currency due under this Agreement. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such currency due under this Agreement, the Banks shall have an independent cause of action against the Borrowers for the currency deficit.

                  (e) If for purposes of obtaining judgment in any court it becomes necessary to convert any currency due hereunder into any other currency, the Borrowers will pay such additional amount, if any, as may be necessary to ensure that the amount paid in respect of such judgment is the amount in such other currency which, when converted at the Agent's spot rate of exchange prevailing on the date of payment, would yield the same amount of the currency due hereunder. Any amount due from the Borrowers under this Section 3.3(e) will be due as a separate debt and shall not be affected by judgment being obtained for any other sum due under or in respect of this Agreement.

         3.4      No Setoff or Deduction.

                  (a) All such payments shall be made free and clear of any present or future taxes or withholdings and without any set-off or counter claim or any restriction or condition or deduction whatsoever. The Designated Borrower shall indemnify the Agent and each Bank against any taxes or charges (other than taxes imposed on net overall income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office) which may be claimed from it in respect of the Loans or any of them or any sum payable by the Borrowers or any of them hereunder and against any costs, charges and expenses or liabilities in respect of such claim and such indemnity shall survive the termination of the Commitments.

                  (b) If at any time any Borrower is required by law or by any directive or order of any court of competent jurisdiction to make any deduction or withholding of whatsoever nature from any payment due under this Agreement or any of the Loan Documents, such Borrower will ensure that the same does not exceed the minimum liability therefor and will (a) pay to any Bank on request such additional amount as such Bank certifies will result in the net amount received by it after all deductions being equal to the full amount which would have been receivable had there been no deduction or withholding and (b) pay forthwith to the relevant authorities the full amount of the deduction or withholding and deliver to the Agent such an official receipt, certificate or other proof evidencing the amount paid in respect of such deduction or withholding. Any additional amount paid under this sub-clause shall not be treated as interest but as agreed compensation.

                  (c) If any payment by any Borrower is made to or for the account of any Bank after deduction for or on account of tax, and additional payments are made by the Designated Borrower then, if any Bank shall receive or be granted a credit against or remission for such tax, such Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such credit or remission, reimburse to the Designated Borrower such amount as such Bank shall, in its absolute opinion, have concluded to be attributable to the relevant tax or deduction or withholding. Nothing herein contained shall interfere with the right of any Bank to arrange its affairs in whatever manner it thinks fit and, in particular, the Banks shall not be under any obligation to claim relief from its corporation profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it nor oblige any Bank to disclose any information relating to its tax affairs. Such reimbursement shall be made as soon as reasonably practical upon such Bank certifying that the amount of such credit or remission has been received by it.

         3.5 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Except as otherwise provided in this Agreement to the contrary, computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days, 365 or 366 days, as determined by the Agent to be the custom and practice in the relevant market, for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

         3.6      Additional Costs.

                  (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by any Borrower under this Agreement (other than taxes imposed on the overall net income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, as the case may be, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to any Bank or the Agent, as the case may be, of making, funding or maintaining any Fixed Rate Loan or to reduce the amount of any sum receivable by any Bank or the Agent, thereon, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Fixed Rate Loan, such Bank or the Agent, as the case may be, is not compensated therefor in the computation of the interest rate applicable to such Fixed Rate Loan. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrowers a statement setting forth (i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, (iii) a calculation in reasonable detail of the amounts requested and (iv) a statement that such Bank or the Agent, as the case may be, has not allocated to its Commitment, Borrowings or outstanding Loans a proportionately greater amount than is attributable to each of its other credit extensions that are affected similarly by compliance by such Bank or the Agent, as the case may be, whether or not such Bank or the Agent, as the case may be, allocates any portion of such amount to such other commitments or credit extensions. Such statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

                  (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, but applicable to banks or financial institutions generally, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank's or the Agent's obligations hereunder. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrowers a statement setting forth (i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, (iii) a calculation in reasonable detail of the amounts requested and (iv) a statement that such Bank or the Agent, as the case may be, has not allocated to its Commitment, Borrowings or outstanding Loans a proportionately greater amount than is attributable to each of its other credit extensions that are affected similarly by compliance by such Bank or the Agent, as the case may be, whether or not such Bank or the Agent, as the case may be, allocates any portion of such amount to such other commitments or credit extensions. Such statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

                  (c) The Borrowers shall have no obligation to compensate any Bank with respect to amounts provided in this Section 3.6 with respect to any period prior to the date which is 90 days prior to the date such Bank delivers its written statement hereunder requesting compensation.

         3.7 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Fixed Rate Loan under this Agreement or shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair the ability of, any Borrower to make or any Bank to receive any payment under this Agreement at the place specified for payment hereunder, or to freely convert any amount paid into Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 8.2, the Borrowers shall upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Fixed Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.8, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

         3.8 Indemnification. If any Borrower makes any payment of principal with respect to any Loan on any other date than the last day of an Interest Period applicable thereto, (whether pursuant to Section 3.7 or Section 6.2 or otherwise), or if any Borrower fails to borrow, continue or convert any Loan after notice has been given to the Banks in accordance with Section 2.4 or
Section 2.7, the Borrowers shall reimburse each Bank on demand for any resulting net loss or expense incurred by each such Bank after giving credit for any earnings or other quantifiable financial benefit to such Bank from such Bank's investment or other amounts prepaid or not reborrowed, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation, provided that before delivery of such statement, each Bank shall use reasonable efforts in accordance with its normal practices and procedures to reduce amounts payable under this Section. Calculation of all amounts payable to such Bank under this Section 3.8 shall be made as though such Bank shall have actually funded or committed to fund the relevant Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period; provided, however, that such Bank may fund any Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.8.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Agent and the Banks that:

         4.1 Corporate Existence and Power. Each Borrower is a Person duly organized, validly existing and in good standing under the laws of the state or other political subdivision of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except where the failure to be so qualified would not have a material adverse effect on the business and financial condition of the Company and its Subsidiaries taken as a whole. Each Borrower has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

         4.2 Corporate Authority. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any material law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's charter or by-laws, or of any material contract or undertaking to which the Borrower is a party or by which the Borrower or its property is bound or affected and do not result in the imposition of any Lien except for Permitted Liens.

         4.3 Binding Effect. The Loan Documents when delivered hereunder will be, legal, valid and binding obligations of each Borrower party thereto enforceable against each Borrower in accordance with their respective terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

         4.4 Subsidiaries. Schedule 4.4 hereto (as updated from time to time pursuant to Section 5.1(g) hereof) correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Each Significant Subsidiary and each corporation becoming a Significant Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of each Borrower's knowledge, threatened against or affecting any Borrower or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which is likely to result, either individually or collectively, in any material adverse change in the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole or in any material adverse effect on the legality, validity or enforceability of any Loan Document and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

         4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income and cash flow of the Company and its Subsidiaries for the fiscal year ended December 31, 2000 and reported on by Ernst & Young LLP, independent certified public accountants, and the interim consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries as of or for the six-month period ended June 30, 2001, copies of which have been furnished to the Banks, fairly present, and the subsequent financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of said interim statements, to normal year-end adjustments and footnotes). There has been no material adverse change in the financial condition of the Company and its Subsidiaries taken as a whole since December 31, 2000 or, after the Effective Date, since the date as of which the most recent audited financial statements were prepared. There is no material known Contingent Liability of the Company that is not reflected in such financial statements or in the notes thereto.

         4.7 Use of Loans. Each Borrower will use the proceeds of the Loans for its general corporate purposes, including repayment of certain Indebtedness under the 1997 Loan Agreement and Acquisitions negotiated between the Company and prospective sellers.

         4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to
Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person, including without limitation any creditor, lessor or stockholder of any Borrower, is required on the part of any Borrower in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents, except where the failure to obtain such consents, approvals, authorizations, declarations, registrations or filings would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         4.9 Taxes. The Company has filed all material tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof, except where the failure to file such returns, pay such taxes or establish such reserves would not have a Material Adverse Effect.

         4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property to the best of the Company's knowledge absent manifest error, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by the Company or any such Subsidiary material to the business or financial condition of the Company and its Subsidiaries taken as a whole, except for title defects that do not have a material adverse effect. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

         4.11 ERISA. The Borrowers, their respective Significant Subsidiaries, their ERISA Affiliates and their respective Plans are in substantial compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan which would cause an Event of Default. No Borrower, any of their respective Significant Subsidiaries nor any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. Except where such would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, the Borrowers, their respective Significant Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC, other than premiums which are not yet due and payable. The execution, delivery and performance of the Loan Documents does not constitute a Prohibited Transaction. Except where such would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, there is no material unfunded benefit liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of any Borrower, their respective Significant Subsidiaries or their ERISA Affiliates.

         4.12 Environmental and Safety Matters. Except as disclosed on Schedule 4.12, to the best of each Borrower's knowledge, each Borrower and each Subsidiary of each Borrower is in substantial compliance with all material federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all material Environmental Laws in jurisdictions in which any Borrower or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise, except where such would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, as of the date thereof, except as disclosed on Schedule 4.12, no written demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of each Borrower's knowledge, threatened against any Borrower or any such Subsidiary, any real property in which any Borrower or any such Subsidiary holds or has held an interest or any past or present operation of any Borrower or any such Subsidiary which is likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except where such would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, neither any Borrower nor any Subsidiary of any Borrower (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, or (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, As to such matters disclosed on Schedule 4.12, to the best of each Borrower's knowledge, none will have a material adverse effect on the financial condition or business of the Company and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.12, to the best of each Borrower's knowledge, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which any Borrower or any of their respective Subsidiaries holds any interest or performs any of its operations, in material violation of any Environmental Law, except where such would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         4.13 No Material Adverse Change. Neither the Company nor any of its Subsidiaries has received any notice, citation or communication of the nature referred to in Section 5.1(d)(i), except in respect of such matters as have been or are being remediated in all material respects or are being contested or remediated in good faith, and, in the case of any such matter being so contested or remediated, and as of the date of this Agreement, adequate provision for all material costs of any remediation is reflected in the financial statements referred to in Section 4.6 of this Agreement, and in respect of any such notice, citation or communication received after the date of this Agreement, will be reflected in the subsequent financial statements furnished to the Agent and the Banks pursuant to Sections 5.1(d)(ii) and 5.1(d)(iii).

         4.14 No Default. No Default or Event of Default has occurred and is continuing.

         4.15 Compliance with Laws. The Company and its Subsidiaries have complied in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, wheter federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect except where failure to comply would not have a Material Adverse Effect.

                                    ARTICLE V
                                    COVENANTS

         5.1 Affirmative Covenants. Each Borrower covenants and agrees that, until the Termination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

                  (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(h), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, other than where failure to so qualify will not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings, and except where failure to comply would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of any Borrower or any of their respective Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary.

                  (d) Reporting Requirements. Furnish to the Banks and the Agent the following:

                           (i)      Promptly and in any event within five
calendar days after the chief financial officer or any other senior officer becoming aware of the occurrence of (A) any Event of Default or Default, or (B) the commencement of any material litigation against, by or affecting any Borrower or any of their respective Subsidiaries which the Company would be required to report to the Securities and Exchange Commission, a statement of the chief financial officer of the Company setting forth details of such Event of Default or Default or such litigation and the action which such Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                           (ii)     Within 50 days after the end of each of the
first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year -end adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles, together with a certificate of the chief financial officer of the Company stating (A) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b) and (c) hereof is in conformity with the terms of this Agreement;

                           (iii)    Within  90 days  after  the end of each
fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flow of the Company and its Subsidiaries for such fiscal year, with a customary audit report of Ernst & Young, or other nationally recognized independent certified public accountants selected by the Company, without qualifications unacceptable to the Required Banks, together with (A) either (I) a written statement of the accountants that is making the examination necessary for their report or opinion they obtained no knowledge of the occurrence of any Default or Event of Default under this Agreement or (II) if they know of any Default or Event of Default, their written disclosure of its nature and status, provided that, the accountants shall not be liable directly or indirectly to anyone for any failure to obtain knowledge of any Default or Event of Default under this Agreement, and (B) a certificate of the chief financial officer of the Company stating (I) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (II) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b) and (c) hereof is in conformity with the terms of this Agreement;

                           (iv)     Promptly after the sending or filing
thereof, copies of all final reports, proxy statements and financial statements which the Company sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                           (v)      Within 10  calendar  days after  receiving
or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of any Borrower, their respective Significant Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of such Borrower setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that any Borrower, any of their respective Significant Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; which, in any case, is likely to result, in any material adverse change in the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole; and

                           (vi)     Promptly,  such other  information
respecting the business, properties, operations or condition, financial or otherwise, of any Borrower or any of their respective Subsidiaries as any Bank or the Agent may from time to time reasonably request.

                  (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and to comply with the requirements of this Agreement and, on and after an Event of Default, at any reasonable time and from time to time with prior notice to the Company, permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and their respective Subsidiaries with their respective directors, officers, employees and independent auditors, provided that representatives of the Company selected by the Company are present during any such visit or discussion, and by this provision the Company does hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent subject to the above terms and conditions.

                  (f) Stamp Taxes. The Company will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the Notes. The efficacy of this subsection shall survive the payment in full of the Notes.

                  (g) Further Assurances. Will execute and deliver within 30 days after request therefor by the Required Banks or the Agent, all further instruments and documents and take all further action that may be necessary, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks and the Agent under, this Agreement and the Notes. In addition, the Company may deliver to the Agent and the Banks from time to time, but no less frequently than each anniversary of the Effective Date, supplements to Schedule 4.4 listing any Subsidiary not listed in Schedule 4.4 hereto.

         5.2 Negative Covenants. Until the Termination Date and thereafter until irrevocable payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of each Borrower under this Agreement, the Company agrees that, unless the Required Banks shall otherwise consent in writing it shall not:

                  (a) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than 3.0 to 1.0; calculated as of the end of each fiscal quarter for the four most recently ended fiscal quarters.

                  (b) Net Worth. Permit or suffer Consolidated Net Worth of the Company and its Subsidiaries at any time to be less than the sum of (i) $325,000,000, plus (ii) 50% of Cumulative Consolidated Net Income of the Company and its Subsidiaries, if any, for the six-month period ending December 31, 2001 and for each fiscal year of the Company ending December 31, 2002 and thereafter, plus (iii) 75% of the net cash proceeds received by the Company from the issuance or other sale of its or its Subsidiaries capital stock. For the purpose of calculating "Net Worth" under this Section 5.2(b), an amount shall be added back to Net Worth equal to the aggregate amount of capital stock repurchases by the Company, not to exceed $100,000,000.

                  (c) Total Debt to Adjusted EBITDA. Permit or suffer the ratio, determined as of the end of each of the Company's fiscal quarters for the four most recently ended fiscal quarters, of Consolidated Total Debt of the Company and its Subsidiaries to Consolidated Adjusted EBITDA of the Company and its Subsidiaries for the four most recently ended fiscal quarters to exceed 3.25 to 1.0.

                  (d) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries (except Unrestricted Margin Stock), other than:

                           (i)      Liens  for  taxes  not  delinquent  or for
taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                           (ii)     Liens  (other than any Lien imposed by
ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                           (iii)    Liens   affecting  real  property  which
constitute   minor  survey   exceptions  or  defects  or irregularities in
title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company and its Subsidiaries taken as a whole;

                           (iv)     Liens  existing  on the date  hereof  upon
the same terms as the date hereof, but no extensions, renewals and replacements thereof shall be permitted, with each existing Lien securing Indebtedness in excess of $5,000,000 described in Schedule 5.2(d) hereto;

                           (v)      Liens granted by any Subsidiary in favor of
the Company or any other Subsidiary;

                           (vi)     The interest or title of a lessor under any
lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder is not delinquent;

                           (vii)    Liens  existing  on property at the time of
its acquisition (other than any such Lien created in contemplation of such acquisition), provided that the Company promptly forwards a schedule of such Liens to the Agent after any such acquisition;

                           (viii)   Liens incurred in connection  with any
transfer of an interest in accounts or notes receivable and related assets which transfer is permitted pursuant to Section 5.2(f) and which Liens are required to consummate such Permitted Securitization Transaction; and

                           (ix)     Liens, other than Liens described in clauses
(i) through (viii) above, securing Indebtedness in an aggregate amount not to exceed 10% of Consolidated Net Worth.

                  (e) Merger; Etc. Merge or consolidate with any other person or take any other action having a similar effect (other than an Acquisition which is governed by Section 5.2(n) hereof), provided, however, (i) a Subsidiary of the Company may merge with the Company, provided that the Company shall be the surviving corporation, (ii) a Subsidiary of the Company may merge or consolidate with another Subsidiary of the Company and (iii) this Section 5.2(e) shall not prohibit any merger if the Company shall be the surviving or continuing corporation and, immediately after such merger, no Default or Event of Default shall exist or shall have occurred and be continuing.

                  (f) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment and Unrestricted Margin Stock, provided, however, that this Section 5.2(f) shall not prohibit:

                           (i)      Any sale,  conveyance or other transfer of
an interest in accounts or notes receivable and related assets on a limited recourse basis, the terms of which are reasonably acceptable to the Agent, provided that (a) such transfer qualifies as a sale under generally accepted accounting principles, and (b) the aggregate amount of such financing does not exceed $125,000,000 at any one time outstanding (any such sale or other transfer, a "Permitted Securitization Transaction"); or

                           (ii)     Any other such sale,  lease,  license,
transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than 25% of the Consolidated Net Worth of the Company and its Subsidiaries, and if immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing.

                  (g) Nature of Business. Engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement which is the manufacture, sale or lease of home medical and extended care equipment and related products.

                  (h) Negative Pledge Limitation. Enter into any agreement, with any person, other than the Banks pursuant hereto or pursuant to the Five-Year Credit Agreement, which prohibits or limits the ability of any Borrower or any Guarantor to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, other than (i) agreements evidencing Indebtedness in an aggregate amount less than $5,000,000, (ii) any Indebtedness assumed in connection with any acquisition (provided that the Company shall provide notice to the Agent upon the assumption of any Indebtedness in an aggregate amount exceeding $5,000,000 containing any such prohibition or limitation), but no renewal of such assumed Indebtedness containing such restriction shall be permitted and (iii) limitations on any Securitization Entity in any agreement executed in connection with any Permitted Securitization Transaction.

                  (i)      Limitations on Indebtedness of Subsidiaries.

                           (i) Other than Loans to Borrowing  Subsidiaries
hereunder and under the Five-Year Credit Agreement and other than any Indebtedness of any Subsidiary under any Permitted Securitization Transaction, permit the sum of the aggregate principal amount of all Total Debt of its

Subsidiaries (determined on a consolidated basis eliminating inter-company items among the Company and its Subsidiaries) to exceed $25,000,000.

                           (ii) Any  corporation  which  becomes a  Subsidiary
after the date hereof shall for all purposes of this Section 5.2(i) be deemed to have created, assumed or incurred, at the time it becomes a Subsidiary, all Consolidated Total Debt of such corporation existing immediately after it becomes a Subsidiary.

                  (j)      Investments. Make any Investments, other than:

                           (i)      Investments by the Company and its
Subsidiaries in and to Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary and including any Investment in any Securitization Entity;

                           (ii)     Investments in commercial  paper maturing in
270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by S&P or Moody's (or another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper);

                           (iii)    Investments in direct  obligations of the
United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

                           (iv)     Investments in certificates of deposit
maturing within one year from the date of issuance thereof, issued by (and banker's acceptances endorsed by) a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Subsidiary, rated AA or better by S&P or Aa or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating certificates of deposit);

                           (v)      Investments in repurchase  agreements
maturing within one year from the date of issuance thereof entered into with a bank or trust company of the type described in clause (iv) above;

                           (vi)     Investments in tax-exempt  floating rate
optional tender bonds backed by a letter of credit issued by a bank or trust company of the type described in clause (iv) above;

                           (vii)    loans or Loans in the usual and ordinary
course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary;

                           (viii)   receivables  arising from the sale of goods
and services in the ordinary course of business of the Company and its Subsidiaries;

                           (ix)     Investments in money market  preferred stock
rated "A" or better by S&P or "a" or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating such preferred stock);

                           (x)      Investments existing on the Effective Date
which are described on Schedule 5.2(j); and

                           (xi)     Other  Investments  which do not exceed in
the aggregate an amount equal to 10% of Consolidated Net Worth.

                  In valuing any Investments for the purpose of applying the limitations set forth in this Section 5.2(j), such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

                  For purposes of this Section 5.2(j), at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

                  (k) Contingent Liabilities. Will not, and will not permit any Subsidiary to, become or be liable in respect of any Contingent Liabilities except Contingent Liabilities by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Contingent Liabilities of obligations incurred by any Subsidiary in compliance with and not in violation of the provisions of this Agreement and Contingent Liabilities of Subsidiaries of the Company to the extent permitted by Section 5.2(i) and which, in all cases, are in furtherance of a business purpose of the Company or its Subsidiaries.

                  (l) Transactions with Affiliates. Will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except (i) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate and (ii) any transactions between the Company or any Subsidiary and any other Subsidiary which are required to consummate a Permitted Securitization Transaction.

                  (m) Additional Covenants. If at any time the Company or any Subsidiary shall enter into any agreement relating to or amending any terms or conditions applicable to any of its Indebtedness in excess of $25,000,000 which includes covenants or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provide for in this Agreement, then the Company shall promptly so advise the Agent and the Banks. Thereupon if the Required Banks shall request, upon notice to the Company, the Borrowers and the Banks shall enter into an Amendment to this Agreement providing for substantially the same covenants, defaults and other terms and conditions as those provided for in such agreement to the extent required and as may be selected by the Required Banks. In addition to the foregoing, any covenants or defaults or similar provisions (which include without limitation any provisions requiring any mandatory prepayments or defeasance) contained in the Senior Unsecured Notes or any agreements or instruments executed in connection therewith not substantially provided for in this Agreement or more favorable to the holders of the obligations issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein.

                  (n) Acquisitions. Make any Acquisition; provided, however, that this Section 5.2(n) shall not prohibit any Acquisition if (a) immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions reasonably required by the Agent) such
Acquisition: (i) no Default or Event of Default shall exist or shall have occurred and be continuing, (ii) the representations and warranties contained in the Loan Documents shall be true and correct in all material respects as if made on the date such Acquisition is consummated, and (iii) the Consolidated Total

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Debt to Consolidated Adjusted EBITDA Ratio is not greater than 3.00 to 1.0, on a pro forma basis after giving effect to the Acquisition, (b) not less than 10 Business Days prior to the consummation of such Acquisition, the Company shall have provided to the Banks a certificate of the chief financial officer of the Company (attaching pro forma financial statements and computations to demonstrate compliance and projected compliance with all covenants and conditions hereunder), stating that such Acquisition complies with this Section 5.2(n), customary legal opinions acceptable to the Agent, evidence satisfactory to the Agent that such Acquisition is in compliance with all laws and regulations and that any other conditions under this Agreement relating to such transaction have been satisfied, all in form and substance reasonably satisfactory to the Agent.

                                   ARTICLE VI
                                     DEFAULT

         6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Required Banks or the Banks, as required pursuant to Section 8.1:

                  (a) Nonpayment of Principal. Any Borrower shall fail to pay when due any principal of the Notes; or

                  (b) Nonpayment of Interest. Any Borrower shall fail to pay when due any interest or any fees or any other amount payable hereunder and such failure shall remain unremedied for five days; or

                  (c) Misrepresentation. Any representation or warranty made by any Borrower in Article IV hereof, any other Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of any Borrower in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) Certain Covenants. Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.2(a),
(e) or (f) hereof; or

                  (e) Other Defaults. Any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and any such failure shall remain unremedied for 30 calendar days; or

                  (f) Cross Default. Any Borrower or any of their respective Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $10,000,000; or any Borrower or any of their respective Subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto and such Borrower or such Subsidiary has been notified by the creditor of such default; and the effect of any such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Company; or

                  (g) Judgments. One or more judgments or orders shall be rendered against or shall affect any Borrower or any of their respective Subsidiaries which causes or is likely to cause a material adverse change in the financial condition of the Company and its Subsidiaries taken as a whole or which does or could have a material adverse effect on the legality, validity or enforceability of any Loan Document, and either (i) such judgment or order shall have remained unsatisfied or uninsured for a period of 21 days and such Borrower or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or
(ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                  (h) ERISA. The occurrence of a Reportable Event that results in or could result in material liability of any Borrower, any Significant Subsidiary of any Borrower or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or except where such would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, the occurrence of any Reportable Event which is likely to constitute grounds for termination of any Plan of any Borrower, their respective Significant Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or except where such would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, the filing by any Borrower, any Significant Subsidiary of any Borrower or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or any Borrower, any Significant Subsidiary of any Borrower or any of their ERISA Affiliates shall fail to pay when due any material liability to the PBGC or to a Plan; or except where such would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of any Borrower, their respective Significant Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in material liability of the any Borrower, any Significant Subsidiary of any Borrower, any of their ERISA Affiliates, any Plan of any Borrower, their respective Significant Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or except where such would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, failure by any Borrower, any Significant Subsidiary of any Borrower or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of
Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of any Borrower, any Significant Subsidiary of any Borrower or any of their ERISA Affiliates to the PBGC or any Plan; or except where such would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, the withdrawal of any Borrower, any of their respective Significant Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or any Borrower, any of their respective Significant Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

                  (i) Insolvency, Etc. Any Borrower shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), except as otherwise provided pursuant to Section 5.2(e), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Borrower, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against any Borrower and is being contested by such Borrower in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or any Borrower shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; provided, however, that none of the foregoing acts or occurrences in this Section 6.1(i) with respect to any Borrowing Subsidiary shall constitute an Event of Default so long as there are no Loans outstanding to such Borrowing Subsidiary at the time of such act or occurrence, provided, that, the Commitment of the Banks to such Borrowing Subsidiary shall automatically terminate without notice; or

                  (j) Change of Control. The Company shall experience a Change of Control. For purposes of this Section 6.1(j), a "Change of Control" shall occur if during any twelve-month period any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13D-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more in voting power of the voting shares of the Company that were outstanding as of the date of this Agreement; or

                  (k) Five-Year Credit Agreement. Any Event of Default (as defined in the Five-Year Credit Agreement) shall occur and be continuing under the Five-Year Credit Agreement.

                  (l) Loan Documents. Any Loan Documetn shall fail to remain in full force and effect or any action shall be taken by any Borrower or any Guarantor to discontinue or to assert the invalidity or unenforceability of any Loan Document.

         6.2      Remedies.

                  (a) Upon the occurrence and during the continuance of any Event of Default, the Agent shall, upon being directed to do so by the Required Banks, by notice to the Company (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(i) with respect to any Borrower, the Commitments shall automatically terminate forthwith and all such amounts, including cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

                  (b) The Agent shall, upon being directed to do so by the Required Banks, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Notes or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement or the Notes.

                  (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time exercise any of its rights of set off or bankers lien that it may possess by common law or statute without prior notice to the Borrowers, provided that each Bank may also set off against any deposit whether or not it is then matured. Each Bank agrees to promptly notify the Company after any such setoff and application, provided that the failure to give such notice shall not effect the validity of such setoff and application. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies which such Bank may have.

                                   ARTICLE VII
                             THE AGENT AND THE BANKS

         7.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers.

         7.2 Agent and Affiliates. Bank One, Michigan in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. Bank One, Michigan and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Subsidiary of any Borrower as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

         7.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the written instructions of the Required Banks and may request instructions from the Required Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks, which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, the Notes or applicable law.

         7.4 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

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
         7.5 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Bank or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereof to the Banks.

         7.6 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Except for duties expressly accepted by the Agent hereunder, neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement or any Note or any Guaranty, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of any Borrower or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement or the Notes or any collateral subject thereto or any other instrument or document furnished in connection herewith.

         7.7 Nonreliance on Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or any Guarantor of this Agreement, the Notes or any other documents referred to or provided for herein or to inspect the properties or books of any Borrower or any Guarantor and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Borrowers or any of their respective Subsidiaries which may come into the possession of the Agent or any of its affiliates.

         7.8 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to the respective principal amounts of the Loans then outstanding made by each of them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers, but without limiting the obligation of the Borrowers to make such reimbursement. Each Bank agrees to

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reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section.

         7.9 Resignation of Agent. The Agent may resign as such at any time upon thirty days' prior written notice to the Borrowers and the Banks. In the event of any such resignation, the Company shall, by an instrument in writing delivered to the Banks and the Agent, appoint a successor, which shall be a Bank or any other commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Company is made and accepted any successor to the Agent shall execute and deliver to the Borrowers and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Borrowers and the resigning Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such resigning Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

         7.10 Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Loans and other obligations (or if no Loans are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly purchase from the other Banks participations in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Loan or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement, other than agency fees payable pursuant to Section 2.3(d) of this Agreement which shall be paid on a pro rata basis with amounts owing to the Banks. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent or any Bank shall engage in any

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other transactions with any Borrower and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent or such Bank shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

         7.11 Withholding Tax Exemption. (a) Each Bank that is not organized and incorporated under the laws of the United States or any State thereof agrees to file with the Agent and the Company, in duplicate, (i) on or before the later of
(A) the Effective Date and (B) the date such Bank becomes a Bank under this Agreement and (ii) thereafter, renewals or additional copies of such form (or any successor form) on or before the date such form expires or becomes obsolete, unless not legally able to do so as a result of a change in United States income tax enacted, or treaty promulgated, after the date specified in the preceding clause (i), on or prior to the immediately following due date of any payment by the Company hereunder, a properly completed and executed copy of either Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8ECI and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from Unites States withholding taxes), if and as provided by the Internal Revenue Code or other pronouncements of the United States Internal Revenue Service, and such Bank warrants to the Company that the form so filed will be true and complete; provided that such Bank's failure to complete and execute such Form W-8BEN or Form W-8ECI, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve the Company of any of its obligations under this Agreement, except as otherwise provided in this Section 7.12.

                  (b) Prior to making any Loan denominated in Pounds, each Bank that is making any portion of such Loan and that is neither a resident of the United Kingdom nor a bank carrying on a bona fide banking business in the United Kingdom agrees to furnish to the Agent and the Company evidence satisfactory to the Agent and the Company that such Bank has filed with the United Kingdom Inland Revenue a "Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom" or other appropriate form or forms of exemption from withholding tax and received from the Inland Revenue authority that payments to such Bank by any Borrower hereunder may be made gross; provided that such Bank's failure to furnish such evidence shall not relieve any Borrower of its obligations under this Agreement, except as otherwise provided in this Section 7.12. Upon an Event of Default, each Bank which is neither a resident of the United Kingdom nor a bank carrying on a bona fide banking business in the united Kingdom agrees to furnish, as soon as practicable, to the Agent and the Company evidence satisfactory to the Agent and the Company that such Bank has filed with the United Kingdom Inland Revenue a claim on behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom or other appropriate form or forms of exemption from withholding tax and received form the Inland Revenue authority that payments to such Bank by the Company hereunder may be made gross; provided that such Bank's failure to furnish such evidence shall not relieve any Borrower of its obligations under this Agreement, except as otherwise provided in this
Section 7.11.

        7.12 Co-Agent, Docuementation Agents, Syndication Agent, Etc. No bank identified in this Agreement as a "co-agent", "documentation agent" or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement otehr than those applicable to all Banks as such. Without limitation the foregoing, noe of such Banks shall have or be deemed to have a fiduciary relationship with any Bank. Each Bank hereby makes the same acknowledgments with respect to such Banks as it makes with respect to the Agent in Section 7.7.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1      Amendments, Etc.

                  (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Borrowers and the Required Banks and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Loans or any fees or other amount payable hereunder, (ii) amend or terminate the respective Commitment of any Bank set forth on Schedule 1.1 or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 7.10, Section 8.6(a) or the definition of Required Banks or (iii) amend or modify the Guaranty (other than any amendment solely for the purpose of adding or deleting a Borrowing Subsidiary) or provide for the release or discharge of the Company's obligations under the Guaranty.

                  (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Required Banks at any time when any Bank is in default under this Agreement, the Commitments and Loans of such defaulting Banks shall be disregarded.

         8.2      Notices.

                  (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers in case of the Treasury Manager at One Invacare Way, Elyria, Ohio 44035, Attention: Chief Financial Officer, Facsimile No. (440) 366-9672, tmiklich@invacare.com or bcorcoran@invacare.com and to the Agent and the Banks at the respective addresses and numbers for notices set forth on the signatures pages hereof, or to such other address as may be designated by any Borrower, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or if deposited prepaid with Federal Express or other nationally recognized overnight delivery service prior to the deadline for next day delivery, on the Business Day next following such deposit, provided, however, that notices to the Agent shall not be effective until received.

                  (b) Notices by the Treasury Manager or a Borrower to the Agent with respect to terminations or reductions of the Commitments pursuant to
Section 2.2, requests for Loans pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrowers.

                  (c) Any notice to be given by the Treasury Manager or a Borrower to the Agent pursuant to Sections 2.4 or 2.7 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by the Treasury Manager or a Borrower must be immediately confirmed in writing or by e-mail, in the manner provided in Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

         8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement or the Notes or any Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative, except as limited by this Agreement, and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or the Notes or any Guaranty or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement or the Notes or such Guaranty, irrespective of the occurrence or continuance of any Default or Event of Default.

         8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Borrower or any Guarantor made herein, in any Guaranty or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Borrowers set forth in Sections 3.6, 3.8, 5.1(f) and 8.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitments for a period of one year from such repayment or termination.

         8.5 Expenses; Indemnification. (a) The Company agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees, without premium, and reasonable expenses of counsel to the Agent, including without limitation the reasonable fees and expenses of Dickinson Wright PLLC as agreed upon with the Company in connection with the preparation, execution, delivery and administration of the Loan Documents and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable in connection with the execution, delivery, filing or recording of this Agreement, the Notes and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and
(iii) all reasonable costs and expenses of the Agent (including without limitation reasonable fees and expenses of counsel, which counsel shall be acceptable to the Required Banks, including without limitation counsel who are employees of the Agent, and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement.

                  (b) Each Borrower hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby; provided, however, that no Borrower shall be required to indemnify any such Bank and the Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be.

         8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no Borrower may, without the prior consent of the Banks, assign its rights or obligations hereunder or under the Notes and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Borrowers.

                  (b) Any Bank may, without the prior consent of the Company sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and such Bank's rights and benefits under this Agreement and the Notes, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrowers under Section 3.6, 3.8 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Loans to the Borrowers hereunder, provided, however, that (i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

                  (c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. Each Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

                  (d) Each Bank may, with the prior consent of the Company and the Agent (which consent, in each case, will not be unreasonably withheld), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by
it); provided, however, if an Event of Default has occurred and is continuing, the consent of the Company shall not be required. With respect to such assignments, (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Company and the Agent may consent to, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit L hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500, and (iv) any Bank may without the consent of the Company or the Agent, and without paying any fee, assign or sell a participation interest to any Affiliate of such Bank that is a bank or financial institution all or a portion of its rights and obligations under this Agreement. Additionally, each such assignment by a Bank with respect to an assignee which is not an Affiliate of such Bank shall (unless each of the Company and the Agent otherwise consents) be made simultaneously with an assignment to such assignee by such Bank of a pro rata amount of the rights and obligations of such Bank and its Affiliates under the Five-Year Credit Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

                  (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Borrowing Subsidiaries, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five (5) Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit L hereto.

                  (h) No Borrower shall be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 8.6.

                  (i) The Banks may, in connection with any assignment, participation or addition of a bank or proposed assignment, participation or addition pursuant to this Section 8.6, disclose to the assignee, participant or Additional Bank or proposed assignee, participant or Additional Bank any information relating to the Borrowers.

                  (j) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.8 Governing Law; Consent to Jurisdiction. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Borrower further agrees that any legal action or proceeding with respect to this Agreement or the Notes or the transactions contemplated hereby shall be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each Borrower hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints Thomas R. Miklich, whose address is set forth in Section 8.2, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Borrowers or by the mailing thereof by registered or certified mail, postage prepaid to the Borrowers at the address set forth in
Section 8.2. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against the Borrowers or property in the courts of any other jurisdiction. Each Borrower hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

         8.11 Integration and Severability. This Agreement and the Notes embody the entire agreement and understanding between the Borrowers and the Agent and the Banks, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of any Borrower under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Borrower and the other Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under this Agreement or the Notes in any other jurisdiction.

         8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         8.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by any Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Notes at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of such Bank's Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to such Bank have been paid in full.

         8.14 Confidentiality. The Banks and the Agent shall hold all confidential information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process. Without limiting the foregoing, it is expressly understood that such confidential information shall not include information which, at the time of disclosure is in the public domain or, which after disclosure, becomes part of the public domain or information which is obtained by any Bank or the Agent prior to the time of disclosure and identification by the Company under this Section, or information received by any Bank or the Agent from a third party unless such third party is bound by this Agreement. Nothing in this Section or otherwise shall prohibit any Bank or the Agent from disclosing any confidential information to the other Banks or the Agent or render any of them liable in connection with any such disclosure.

         8.15 Waiver of Jury Trial. The Borrowers, the Banks and the Agent, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any other Loan Document or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither any Borrower, any Bank nor the Agent shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

         8.16 Unification of Certain Currencies. Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the European Council (including without limitation, Regulation 1103/97 of 17 June 1997), each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Agent shall, notwithstanding any other provision of this Agreement, be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in the Euro as the Agent may from time to time specify.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 17th day of October, 17, 2001.


                                     INVACARE CORPORATION


                                     By:/S/ Thomas R. Miklich
                                     -------------------------------------------
                                        Thomas R. Miklich

                                     Its:Chief Financial Officer and Secretary
                                     -------------------------------------------
                                        Thomas R. Miklich

                                     INVACARE (DEUTSCHLAND) GmbH


                                     By:/S/ Thomas R. Miklich
                                     -------------------------------------------
                                        Thomas R. Miklich

                                     Its:Chief Financial Officer
                                     -------------------------------------------


                                     INVACARE AUSTRALIA PTY. LTD.


                                     By:/S/ Thomas R. Miklich
                                     -------------------------------------------
                                        Thomas R. Miklich

                                     Its:Director
                                     -------------------------------------------


                                     INVACARE CANADA INC.

                                     By:/S/ Thomas R. Miklich
                                     -------------------------------------------
                                        Thomas R. Miklich

                                     Its:Treasurer and Secretary
                                     -------------------------------------------


                                     INVACARE S.A.


                                     By:/S/ Thomas R. Miklich
                                     -------------------------------------------
                                        Thomas R. Miklich

                                     Its:Chief Financial Officer
                                     -------------------------------------------


                                     INVACARE BV


                                     By:/S/ Thomas R. Miklich
                                     -------------------------------------------
                                        Thomas R. Miklich

                                     Its:Chief Financial Officer
                                     -------------------------------------------

Address for Notices:                 BANK ONE, MICHIGAN, as a Bank and as Agent


611 Woodward Avenue                  By:/S/ Glenn A. Currin
                                     -------------------------------------------
Detroit, Michigan 48226
Attention:    ___________________    Its:First Vice President
                                     -------------------------------------------
Facsimile No.:      (313) 225-1671
Telephone No.:      (313) 225-1313


Address for Notices:                 KEYBANK NATIONAL ASSOCIATION, as a Bank and
Syndication Agent


                                     By:/S/ Brendan A. Lawlor
                                     -------------------------------------------

Attention:                           Its:Vice President
                                     -------------------------------------------
Facsimile No.:
Telephone No.:


Address for Notices:                 NATIONAL CITY BANK, as a Bank and
                                     Documentation Agent


                                     By:/S/ Robert S. Coleman
                                     -------------------------------------------

Attention:                           Its:Senior Vice President
                                     -------------------------------------------
Facsimile No.:
Telephone No.:


Address for Notices:                 BANK OF AMERICA, N.A., as a Bank and
                                     Documentation Agent


                                     By:/S/ Larry Gordon
                                     -------------------------------------------

Attention:                           Its:Principal
                                     -------------------------------------------
Facsimile No.:
Telephone No.:

Address for Notices:                 JP MORGAN CHASE, as a Bank and as Co-Agent


                                     By:/S/ Henry W. Centa
                                     -------------------------------------------

Attention:                           Its:Vice President
                                     -------------------------------------------
Facsimile No.:
Telephone No.:


Address for Notices:                 THE BANK OF NEW YORK


                                     By:/S/ Ann Marie Hughes
                                     -------------------------------------------

Attention:                           Its:Vice President
                                     -------------------------------------------
Facsimile No.:
Telephone No.:


Address for Notices:                 CREDIT LYONNAIS


                                     By:/S/ Tom Randolph
                                     -------------------------------------------

Attention:                           Its:Senior Vice President
                                     -------------------------------------------
Facsimile No.:
Telephone No.:


Address for Notices:                 FIFTH THIRD BANK


                                     By:/S/ Jim Byrnes
                                     -------------------------------------------

Attention:                           Its:Vice President
                                     -------------------------------------------
Facsimile No.:
Telephone No.:


Address for Notices:                 HARRIS TRUST & SAVINGS BANK


                                     By:/S/ Stan Rosenthal
                                     -------------------------------------------

Attention:                           Its:Vice President
                                     -------------------------------------------
Facsimile No.:
Telephone No.:

Address for Notices:                 MERITA BANK Plc


                                     By:/S/ Thomas P. Hickey
                                     -------------------------------------------

Attention:                           Its:Vice President
                                     -------------------------------------------
Facsimile No.:
Telephone No.:


Address for Notices:                 PNC BANK, NATIONAL ASSOCIATION


                                     By:/S/ Ronald L. Bovill
                                     -------------------------------------------

Attention:                           Its:Senior Vice President
                                     -------------------------------------------
Facsimile No.:
Telephone No.:


Address for Notices:                 SUNTRUST BANK


                                     By:/S/ William Priester
                                     -------------------------------------------

Attention:                           Its:Vice President
                                     -------------------------------------------
Facsimile No.:
Telephone No.:

                                    EXHIBIT A

                                    AGREEMENT



Reference is made to the 364-Day Credit Agreement dated as of October 17, 2001 (as now or hereafter amended or modified from time to time, the "Credit Agreement") among INVACARE CORPORATION, an Ohio corporation (the "Company"), certain borrowing subsidiaries designated therein from time to time (the
"Borrowing Subsidiaries, and collectively with the Company, the "Borrowing Subsidiaries"), the banks named therein (the "Banks"), and BANK ONE, MICHIGAN, as administrative agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.


1.   __________________,   a  ___________   corporation   (the  "New   Borrowing
Subsidiary") has decided to become a Borrowing Subsidiary under the Credit Agreement, with its address for notice as described next to its signature below. The New Borrowing Subsidiary (i) confirms that it has received a copy of the Credit Agreement, together with copies of documents and information as it has deemed appropriate to make its own decision to enter into this Agreement; (ii) agrees that it will perform in accordance with all of the obligations and comply with all of the covenants that by the terms of the Credit Agreement and the other Loan Documents are required to be performed by or complied with by it as a Borrowing Subsidiary; (iii) confirms that the representations and warranties contained in Article IV of the Credit Agreement and in any other Credit Agreement applicable to a Borrowing Subsidiary are true and correct as of the date hereof as to the New Borrowing Subsidiary and (iv) authorizes Invacare Corporation, as Treasury Manager, to act as its manager under the Credit Agreement pursuant to Section 2.10 of the Credit Agreement.

2. Upon execution and delivery of this Agreement to the Agent together with all other items required pursuant to paragraph 3, the New Borrowing Subsidiary shall be a party to the Credit Agreement and have the rights and obligations of a Borrowing Subsidiary thereunder.

3. This Agreement shall not become effective and the New Borrowing Subsidiary shall not become a Borrowing Subsidiary under the Credit Agreement until receipt by the Agent of the following documents and completion of the following matters, in form and substance reasonably satisfactory to the Agent:

(a) A certificate of incumbency of the Company and the New Borrowing Subsidiary containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the New Borrowing Subsidiary in connection with this Agreement, the Credit Agreement and the Notes and on behalf of the Company in connection with this Agreement and the consummation by the New Borrowing Subsidiary and the Company of the transactions contemplated herein, certified as true and correct as of the effective date of this Agreement by a duly authorized officer of the New Borrowing Subsidiary and the Company, respectively; and

(b) The Notes, duly executed on behalf of the New Borrowing Subsidiary, for each Bank;

4. The Company (a) fully consents to the New Borrowing Subsidiary becoming a Borrowing Subsidiary; (b) agrees that the Guaranty with respect to the indebtedness, obligations and liabilities of the Borrowing Subsidiaries dated as of October 17, 2001 in favor of the Agent and the Banks is ratified and confirmed and shall remain in full force and effect; and (c) confirms that all indebtedness, obligations and liabilities of the Borrowing Subsidiaries, including the New Borrowing Subsidiary, are guaranteed by the Guaranty.

5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

6. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7. Upon delivery of this executed Agreement to the Agent, the Agent shall deliver a copy of this Agreement to each Bank, together with the original Notes payable to each such Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officer thereunto duly authorized as of the day and year first above written.

______________________     [NEW BORROWING SUBSIDIARY]
==============================
Attention: ___________________        By:______________________________________
Facsimile No. (___) ___-____
                                      Its:____________________________________


                                      INVACARE CORPORATION

                                       By:_____________________________________

                                       Its:___________________________________


                                       BANK ONE, MICHIGAN, as Agent


                                       By: ____________________________________

                                       Its: __________________________________

                                    EXHIBIT B

                               GUARANTY AGREEMENT


THIS GUARANTY AGREEMENT, dated as of October 17, 2001 (this "Guaranty") made by INVACARE CORPORATION, an Ohio corporation (the "Guarantor"), in favor of the banks which are parties to the Credit Agreement hereinafter defined (the "Banks"), and BANK ONE, MICHIGAN, a Michigan banking corporation, as administrative agent (in such capacity, the "Agent") for such Banks under the Credit Agreement.


                              W I T N E S S E T H:


A. The Guarantor and certain subsidiaries of the Guarantor set forth on Schedule A hereto (the "Subsidiaries"), have entered into a 364-Day Credit Agreement, dated as of even date herewith (as amended or modified from time to time, the "Credit Agreement") with the Agent and the Banks, pursuant to which the Banks have agreed to make Loans to the Subsidiaries and, in their sole discretion, other subsidiaries of the Guarantor (such subsidiaries and the Subsidiaries being collectively referred to herein as the "Borrowing Subsidiaries"), subject to the terms and conditions of the Credit Agreement; and

B. As a condition to the obligation of the Banks under the Credit Agreement, the Guarantor is required to fully and unconditionally guarantee, among other things, the Loans and other obligations of the Borrowing Subsidiaries;

NOW, THEREFORE, as an inducement to the Banks to enter into the transactions contemplated by the Credit Agreement, the Guarantor agrees with the Banks and the Agent as follows:

1. Guarantee of Obligations. The Guarantor hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on (x) the Loans made to any of the Borrowing Subsidiaries, (y) reimbursement of all amounts due to the Banks upon issuance of letters of credit for the benefit of any of the Borrowing
Subsidiaries, and (z) all other loans or advances by any Bank to any of the Borrowing Subsidiaries, or other obligations of any of the Borrowing Subsidiaries to the Agent and the Banks, including without limitation foreign exchange loans and advances which are not made pursuant to the terms of the Credit Agreement, all when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of the Credit Agreement or such other documents or instruments evidencing such loans, advances or obligations (the "Other Loan Documents"), and any and all other amounts which may be payable by any of the Borrowing Subsidiaries to any Bank or the Agent in connection with or pursuant to the Credit Agreement and the Other Loan Documents, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agent in connection with enforcing any obligations of the Borrowing Subsidiaries thereunder, including without limitation the reasonable fees and disbursements of counsel,
(ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in the Credit Agreement and the Other Loan Documents to be performed or observed on the part of any of the Borrowing Subsidiaries, and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of the Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations", and the Credit Agreement and the Other Loan Documents are sometimes collectively referred to as the "Credit Agreements").


(a) If for any reason any duty, agreement or obligation of any of the Borrowing Subsidiaries contained in the Credit Agreements shall not be performed or observed by the relevant Borrowing Subsidiary as provided therein, or if any amount payable under or in connection with the Credit Agreements shall not be paid in full when the same becomes due and payable, the Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Banks regardless of any defense or setoff or counterclaim which any of the Borrowing Subsidiaries may have or assert, and regardless of any other condition or contingency.

(b) The date and amount of advances of principal made by the Banks in respect of the Loans made to the Borrowing Subsidiaries and the aggregate principal amount thereof and accrued interest thereon shown upon the books and records of each respective Bank and in any certificate delivered by any Bank to the Guarantor in respect thereof, shall be prima facie evidence of the principal amount and accrued interest owing and unpaid on such Loans. The failure to record any such information on such books and records shall not, however, limit or otherwise affect the obligations of any of the Borrowing Subsidiaries to repay the principal amount of such Loans together with accrued interest thereon or the obligations of the Guarantor hereunder with respect thereto.

2. Nature of Guaranty. This Guaranty is an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of the Banks and the Agent and is not contingent upon the pursuit by the Banks and the Agent of any such rights and remedies, such pursuit being hereby waived by the Guarantor.

3. Waivers and Other Agreements. The Guarantor hereby unconditionally (a) waives any requirement that the Banks or the Agent, upon the occurrence of an "Event of Default" (as defined in the Credit Agreement) or an event of default under any of the Other Loan Documents by any of the Borrowing Subsidiaries, first make demand upon, or seek to enforce remedies against, any or all of the Borrowing Subsidiaries before demanding payment under or seeking to enforce this Guaranty,
(b) covenants that this Guaranty will not be discharged except by complete performance of all obligations of the Borrowing Subsidiaries contained in the Credit Agreements, (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of the Credit Agreements, or any limitation on the liability of any of the Borrowing Subsidiaries thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by any of the Borrowing Subsidiaries under or in connection with the Credit Agreements, and further waives any requirement of notice of acceptance of, or other formality relating to, this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by any of the Borrowing Subsidiaries to any Bank or the Agent which may be required to be returned to any of the Borrowing Subsidiaries, or to its representative or to a trustee, custodian or receiver for any of the Borrowing Subsidiaries.

4. Obligations Absolute. The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the
Guarantor: (a) any assignment or transfer, in whole or in part, of the Loans made to the Borrowing Subsidiaries or the Credit Agreements although made without notice to or consent of the Guarantor, or (b) any waiver by any Bank or the Agent, or by any other person, of the performance or observance by any of the Borrowing Subsidiaries of any of the agreements, covenants, terms or conditions contained in the Credit Agreements, or (c) any indulgence in or the extension of the time for payment by any of the Borrowing Subsidiaries of any amounts payable under or in connection with the Credit Agreements, or of the time for performance by any of the Borrowing Subsidiaries of any other obligations under or arising out of the Credit Agreements, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of any of the Borrowing Subsidiaries set forth in the Credit Agreements (the modification, amendment or waiver from time to time of the Credit Agreements being expressly authorized without further notice to or consent of the Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any of the Borrowing Subsidiaries, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any of the Borrowing Subsidiaries or any of their assets, or (f) the merger or consolidation of any of the Borrowing Subsidiaries or the Guarantor with any other person, or (g) the release or discharge of any of the Borrowing Subsidiaries or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in the Credit Agreements, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantor hereunder.

5. Foreign Currency. This Guaranty arises in the context of an international transaction, and the specification of payment in foreign currency to the Agent and the Banks pursuant to the Credit Agreement is of the essence. The foreign currency shall be the currency of account and payment under the Credit Agreements. The obligation of the Guarantor shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the foreign currency and transfer to the Agent and the Banks under normal banking procedure, does not yield the amount of foreign currency due under this Guaranty. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of foreign currency due under this Guaranty, the Agent and the Banks shall have an independent cause of action against the Guarantor for the foreign currency deficiency.

6. Events of Default. The occurrence of any "Event of Default" (as defined in the Credit Agreement) shall be deemed an "event of default" hereunder unless waived by the Banks pursuant to paragraph 8.

7. Remedies. Upon the occurrence and during the continuance of such event of default, the Agent may, and upon being directed to do so by the Required Banks, shall enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Guaranty or in aid of the exercise of any power granted in this Guaranty and may enforce payment under this Guaranty and any of its other rights available at law or in equity.

8. Amendments, Etc. This Guaranty may be amended from time to time and any provision hereof may be waived in accordance with the requirements of Section
8.1 of the Credit Agreement. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Required Banks or all of the Banks, as the case may be, and, to the extent any rights or duties of the Agent may be affected, the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9. Notices. All notices and other communications hereunder shall be in writing and made in accordance with Section 8.2 of the Credit Agreement.

10. Conduct No Waiver; Remedies Cumulative. The obligations of the Guarantor under this Guaranty are continuing obligations and a fresh cause of action shall arise in respect of each event of default hereunder. No course of dealing on the part of any Bank or the Agent, nor any delay or failure on the part of any Bank or the Agent in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice any Bank or the Agent's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Banks or the Agent under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Banks or the Agent may be exercised from time to time and as often as may be deemed expedient by them.

11. Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Guarantor made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Banks or the Agent, notwithstanding any investigation heretofore or hereafter made by the Banks or the Agent or on their behalf.

12. No Investigation by the Banks or the Agent. The Guarantor hereby waives unconditionally any obligation which, in the absence of such provision, the Banks or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, the Guarantor has requested that the Banks and the Agent not undertake such investigation. The Guarantor hereby expressly confirms that the obligations of the Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or the Agent of any such law.

13. Governing Law. This Guaranty is a contract made under, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts to be made and to be performed entirely with such State without regard to the choice of law principles of such State.

14.  Headings.   The  headings  of  the  various  subdivisions  hereof  are  for convenience of reference only and shall in no way modify any of its terms or provisions hereof.

15. Construction of Certain Provisions. If any provision of this Guaranty refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

16. Integration and Severability. This Guaranty embodies the entire agreement and understanding between the Guarantor, the Banks and the Agent, and supersedes all prior all agreements and understandings, relating to the subject matter hereof. In any case one or more of the obligations of the Guarantor under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Guarantor shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Guarantor under this Guaranty in any other jurisdiction.

17. Indemnity. As a separate, additional and continuing obligation, the Guarantor unconditionally and irrevocably undertakes and agrees with the Banks and the Agent that, should the Guaranteed Obligations not be recoverable from the Guarantor under paragraph 1 for any reason whatsoever (including, without limitation, by reason of any provision of the Credit Agreement or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Bank or the Agent at any time, the Guarantor as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Banks and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in the Credit Agreement or such other agreement or instrument, as the case may be.

18. Subordination, Subrogation, Etc. The Guarantor agrees that any present or future indebtedness, obligations or liabilities of any Borrowing Subsidiary to the Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of any Borrowing Subsidiary to the Banks and the Agent, and the Guarantor shall not exercise any right of subrogation, reimbursement or indemnity whatsoever nor any right of recourse to security for the debts and obligations of any Borrowing Subsidiary, until all of the Guaranteed Obligations have been paid in full and are not subject to any right of revocation or rescission.

19. Jurisdiction and Venue. The Guarantor agrees that any legal action or proceeding with respect to this Guaranty or the Credit Agreement or the transactions contemplated thereby may be brought only in any court in the State of Michigan, or any court of the United States of America sitting in the State of Michigan, and the Guarantor hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Guarantor or by mailing thereof by registered or certified mail, postage prepaid, to the Guarantor at its address as provided by it from time to time under the Credit Agreements. Nothing in this paragraph shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Agent or any Bank to bring any such action or proceeding against the Guarantor or its property in the courts of any other jurisdiction. The Guarantor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above-described courts.

20. Waiver of Jury Trial. The Agent, the Banks and the Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty or any related instrument or agreement or any of the transactions contemplated by this Guaranty. Neither the Agent, any Bank nor the Guarantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Agent, any Bank or the Guarantor except by a written instrument executed by all of them.

21. Inapplicability of Surety Provisions. The parties hereby agree that the Guarantor is not a surety within the meaning of Section 1341.03 of the Ohio Revised Code.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of this 17 day of October, 2001.


                                     INVACARE CORPORATION


                                     By: Thomas R. Miklich

                                     Its: Chief Financial Officer and Secretary


The undersigned hereby executes this Guaranty for the purpose of accepting it and agreeing to paragraph 20 hereof.

BANK ONE, MICHIGAN, as Agent


By: _______________________________

Its: ___________________________

Dated:  October ___, 2001

                                   EXHIBIT A

                          Invacare (Deutschland) GmbH

                          Invacare Australia Pty. Ltd.

                              Invacare Canada Inc.

                                 Invacare S.A.

                                  Invacare BV

                                    EXHIBIT C

                              REVOLVING CREDIT NOTE



                                                               October 17, 2001
                                                              Detroit, Michigan



FOR  VALUE  RECEIVED,  ____________________,  a  ____________  corporation  (the
"Borrower"), hereby promises to pay to the order of _________________________, a ________________ (the "Bank"), at the place and currency and manner designated in the Credit Agreement referred to below and in immediately available funds, the unpaid principal amount of all Revolving Credit Loans as is recorded in the books and records of the Bank on the Termination Date and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

The Bank is hereby authorized by the Borrower to record on its books and records, the date, currency, amount and type of each Revolving Credit Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for in such books and records, which such books and records shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve the Borrower of its obligation to repay the outstanding principal amount of such Revolving Credit Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

The Borrower and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys' fees and expenses (including without limitation allocated costs and expenses of attorneys who are employees of the Bank).

This Revolving Credit Note evidences one or more Revolving Credit Loans made under a 364-Day Credit Agreement, dated as of October 17, 2001 (as amended or modified from time to time, the "Credit Agreement"), by and among Invacare Corporation, an Ohio corporation (the "Company"), certain Borrowing Subsidiaries designated therein from time to time (collectively with the Company, the "Borrowers"), the banks (including the Bank) named therein, and Bank One, Michigan, as administrative agent for the banks, to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Credit Agreement.

This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                                     -------------------------



                                          By:__________________________________

                                          Its:_________________________________

                                    EXHIBIT D

                        REQUEST FOR REVOLVING CREDIT LOAN




To each Bank party to
the referenced Credit Agreement
c/o Bank One, Michigan, as Agent for the Banks
611 Woodward Avenue
Detroit, Michigan  48226


Invacare Corporation, (the "Treasury Manager"), on behalf of the Borrowers referred to below, hereby requests a Revolving Credit Loan pursuant to Section
2.4 of the 364-Day Credit Agreement, dated as of October 17, 2001 (as amended or modified from time to time, the "Credit Agreement"), among Invacare Corporation, an Ohio corporation (the "Company"), the Borrowing Subsidiaries designated from time to time (collectively with the Company, the "Borrowers"), the Banks referenced therein, you, as administrative agent (the "Agent") for the Banks.

A Revolving Credit Loan is requested to be made in the amount of _________ (specify amount of Dollars or the relevant Permitted Currency), to be made on ____________, 200_ for the account of ____________ (specify Designated Borrower) and evidenced by such Borrower's Revolving Credit Note. Such Loan shall be a [insert Eurocurrency Rate Revolving Credit Loan, or Floating Rate Loan] and the initial Interest Period, if such requested Loan is a Eurocurrency Rate Revolving Credit Loan, shall be [insert permitted Interest Period].

In support of this request, the Treasury Manager, on behalf of the Borrowers, hereby represents and warrants to the Agent and the Banks that:

1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is made (both before and after such Loan is made), as if such representations and warranties were made on and as of such dates.

2. No Event of Default or Default has occurred and is continuing or will exist on the date such Loan is made and such Loan shall not cause an Event of Default or Default.

Acceptance of the proceeds of such Loan by the Designated Borrower shall be deemed to be a further representation and warranty by the Borrowers that the representations and warranties made herein are true and correct in all material respects at the time such proceeds are disbursed.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                                     INVACARE CORPORATION

                                     By: ______________________________________

                                     Its: ____________________________________

Dated: ________________, 200_

                                    EXHIBIT E

                               OPINION OF COUNSEL




                                October 17, 2001




To each Bank party to the referenced
  Credit Agreement
c/o Bank One, Michigan, as Agent for
  each of the Banks
611 Woodward Avenue
Detroit, Michigan 48226

Ladies and Gentlemen:

We refer to the 364-Day Credit Agreement dated as of October ___, 2001 (the "Credit Agreement") by and among Invacare Corporation, an Ohio corporation (the "Company"), certain subsidiaries designated therein (the "Borrowing Subsidiaries" and collectively with the Company, the "Borrowers"), the banks parties thereto (the "Banks"), and Bank One, Michigan, a Michigan corporation, as administrative agent for the Banks (in such capacity, the "Agent"). We have been requested by the Company and the Borrowing Subsidiaries listed on Schedule A attached hereto (the "Domestic Borrowing Subsidiaries") to give our opinion pursuant to Section 2.5(e) of the Credit Agreement and, for purposes of this opinion, the terms used in this opinion, which are not defined herein, shall have the respective meanings set forth in the Credit Agreement.

We have examined the following documents and instruments: (i) the Credit Agreement, (ii) the Notes, (iii) the Guaranty, and (iv) other documents relating to the transactions contemplated by the Credit Agreement (collectively, items
(i) through (iv) are referred to as the "Loan Documents"). We have also examined and relied upon certified copies of the Company's and each Domestic Borrowing Subsidiary's articles of incorporation, by-laws and board of directors resolutions authorizing the Company's and each Domestic Borrowing Subsidiary's participation in the transactions contemplated by the Credit Agreement. We have also copies of all such documents and records of the Company and the Domestic Borrowing Subsidiaries and all such other documents and records, and have made such investigations of law, as we have deemed necessary and relevant as a basis for our opinion. With respect to material factual matters not independently established by us, we have relied upon certificates of officers of the Company and the Domestic Borrowing Subsidiaries, which reliance we deemed appropriate in the circumstances.

Based upon the foregoing, it is our opinion that:

1. Each of the Company and each Domestic Borrowing Subisdiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its respective organization or incorporation, and each is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except where the failure to so qualify to be so would not have a material adverse effect on the business and financial condition of the Company and its Subsidiaries taken as a whole. Each of the Company and each Domestic Borrowing Subsidiary has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted. The Company and each Domestic Borrowing Subsidiary has all requisite corporate power to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

2. The execution, delivery and performance by the Company and each Domestic Borrowing Subsidiary of the Loan Documents have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's or any Domestic Borrowing Subsidiary's charter or by-laws, or of any material contract or undertaking to which the Company or any Domestic Borrowing
Subsidiary is a party or by which the Company or any Domestic Borrowing Subsidiary or any of their respective property may be bound or affected, and will not result in the imposition of any Lien except for Permitted Liens.

3. The Loan Documents to which the Company or any Domestic Borrowing Subsidiary is a party are the legal, valid and binding obligations of the Company and each Domestic Borrowing Subsidiary enforceable against the Company and each Domestic Borrowing Subsidiary in accordance with their respective terms.

4. Schedule 4.4 of the Credit Agreement correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company.

5. To the best of our knowledge and except as set forth in Schedule 4.5 of the Credit Agreement, there is no action, suit or proceeding pending or threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or financial condition of the Company or any of its Subsidiaries taken as a whole or in any material adverse effect on the legality, validity or enforceability of any Credit Agreement and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

6. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company or any Subsidiary in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated thereby or as a condition to the legality, validity or enforceability of the Loan Documents, except where the failure to obtain such consents, approvals, authorizations, declarations, registrations or filings would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

This opinion is subject to the qualifications that the enforcement of the rights and remedies set forth in the Loan Documents are subject to the effect of applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity, whether applied in a proceeding at law or in equity.


                                                     Very truly yours,

                                    EXHIBIT F

                           REQUEST FOR CONTINUATION OR
                       CONVERSION OF REVOLVING CREDIT LOAN




                                     [Date]



To each Bank party to
   the referenced Credit Agreement
c/o Bank One, Michigan,
   as Agent for the Banks
611 Woodward Avenue
Detroit, Michigan 48226



Invacare Corporation, (the "Treasury Manager") on behalf of the Borrowers referred to below, hereby requests that ____________ (specify amount of Dollars or relevant Permitted Currency) of the principal amount of the Revolving Credit Loan originally made on ____________, 200_, which Revolving Credit Loan is currently a [insert type of Loan], be continued as or converted to, as the case may be, a [insert type of Loan requested] denominated in _____________ (specify Dollars or relevant Permitted Currency) on ______________, 200_. If such Loan is requested to be converted to a Eurocurrency Rate Revolving Credit Loan, the Borrower hereby elects an Interest Period for such Loan of [insert permitted Interest Period].

In support of this request, the Treasury Manager, on behalf of the Borrowers, hereby represents and warrants to the Agent and the Banks that:

1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is [continued][converted] (both before and after such Loan is [continued][converted]), as if such representations and warranties were made on and as of such dates.

2. No Event of Default or Default has occurred and is continuing or will exist on the date such Loan is [continued][converted] (whether before or after such Loan is [continued][converted]).

Acceptance of the proceeds of such [continued][converted] Loan by the Designated Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time of such [continuation] [conversion].

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the 364-Day Credit Agreement, dated as of October 17, 2001 among Invacare Corporation, an Ohio corporation (the "Company"), the Borrowing Subsidiaries designated therein from time to time (collectively with the

Company, the "Borrowers"), the banks named therein, and you, as administrative agent for the Banks.


                                         INVACARE CORPORATION


                                         By: __________________________________

                                         Its: _______________________________

                                    EXHIBIT G

                            ASSIGNMENT AND ACCEPTANCE




Reference is made to the 364-Day Credit Agreement dated as of October 17, 2001 (the "Credit Agreement") among Invacare Corporation, an Ohio corporation (the "Company"), certain Borrowing Subsidiaries designated therein from time to time (collectively with the Company, the "Borrowers"), the banks named therein (the "Banks"), and Bank One, Michigan, as administrative agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.


The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amounts of the Loans owing to the Assignee will be as set forth on Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1.

5. Upon such  acceptance and recording by the Agent,  as of the Effective  Date,
(i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Michigan.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of
Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                      [ASSIGNOR]


                                      BY:______________________________________

                                      ITS:___________________________________


                                      [ASSIGNEE]

                                      -----------------------------------------


                                      BY:______________________________________

                                      ITS:__________________________________

                               EXHIBIT M

                            COMPLIANCE CERTIFICATE

To:  The Banks part to the
     Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Five-Year Credit Agreement dated as of October 17, 2001 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among Invacare Corporation (the "Company"), the other Borrowers designated therein from time to time, the banks party thereto and Bank One, Michigan, as Agent for the Banks. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

              THE UNDERSIGNED HEREBY CERTIFIES THAT:

               1. I am the duly elected Chief Financial Officer of the Company;

               2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

               3. The examination described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event Default during or at the end of the accounting period covered by the attached financial statments or as of the date of this Certificate, except as set forth below; and

               4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

               The foregoing certifications, together with the computations set forth in Schedule I and the financial statements delivered with this Certificate in support hereof, are made and delivered this____ day of _____, 200__.


                                                     INVACARE CORPORATION


                                                     By:_____________________
                                                       Chief Financial Officer

Invacare Corporation
Covenant Compliance Certificate

5.2(a)  Interest Coverage Ratio
        Calculation of EBIT
i       Net Income in current period
ii      Interest Expense in current period
iii     Taxes in current period
iv      EBIT in current period (sum of i through iii)
        Four Quarter Calculation of EBIT
v       EBIT from prededing fiscal quarter
vi      EBIT from second preceding quarter
vii     EBIT from third preceding quarter
viii    EBIT fro last four quarters (sum of iv through vii)
        Four Quarter Calculation of Interest Expense
ix      Interest Expense in current period (ii above)
x       Interest Expense in preceding fiscal quarter
xi      Interest Expense in second preceding fiscal quarter
xii     Interest Expense in third preceding fiscal quarter
xiii    Interest Expense for last four quarters (ix through xii)

xiv     Interest Coverage Ratio (viii divided by xii)
xv      Minimum Interest Coverage Ratio required                     3.0 to 1.0

        Compliance (line xiv greater than line xv)                   Y/N
                                                                     (circle)

5.2(b)  Net Worth
        Calculation of Net Worth
i       consolidated net worth from financial statements
ii      comprehensive earnings (positive or negative)
iii     Treasury stock (not to exceed-$100 million)(enter as a negative)
iv      Net Worth as defined in Credit Agreement (i minus ii minus iii)

v       Required Net Worth from prior certificate (line 5.2(b)xii)
vi      Net Income at Fiscal Year End (if less than $0 enter $0)
vii     Net Worth Increase Factor                                       50%
viii    Current Period increase from net income (vi multiplied by vii)

ix      Proceeds from issuance or sale of Capital Stock
x       Net Worth increase factor                                       75%
xi      Current Period increase from issuance of capital stock
        (ix multiplied by x)
xii     Required net Worth this period (v plus viii plus xi)

xiii                                                Net Worth 9line iv)
xiv                               Minimum Net Worth Required (line xii)

        Compliance (line xii greater than line xiv)?                  Y/N
                                                                     (circle)

5.2(c)  Total Debt to Adjusted EFITDA
        Calculation of Adjusted EBITDA
i       EBIT in current period (line 5.2(a) iv above)
ii      Depreciation and amortization expense in current period
iii     Extraordinary, unusual or non-recurring gains (enter as positive)
iv      Extraordinary, unusual or non-recurring non-cash losses (enter as a negative)
v       Current period adjusted EBITDA (i plus ii minus iii minus iv)

vi      EBITDA from preceding fiscal quarter
vii     EBITDA from second preceding quarter
viii    EBITDa from third preceding quarter
ix Proforma EBITDA from acquisitions not included in i through viii above (see attached schedule)
x       Adjusted EBITDA for last four quarters (sum of v through viii)
        Total Debt Calculation
xi      Debt for borrowed money
xii     Liabilities secured by any Lien
xiii    Outstanding letters of credit
xiv     Outstanding amount under Securitization Transactions
xv      Contingent Liabilities related to xi through xiv
xvi     Total Debt in current period (sum of xi through xv)

xvii    Total Debt to Adjusted EBITDA (xvi divided by x)
xviii   Maximum Total Debt to Adjusted EBITDA permitted             3.25 to 1.0

        Compliance (line xvii less than line xviii)?                Y/N
                                                                    (circle)

5.2(d)  Liens

        Compliance with 5.2(d), including subsections (i) through
        (ix)?                                                       Y/N
                                                                    (circle)
5.2(e)  Merger; Etc.

        Compliance with 5.2(e)?                                     Y/N
                                                                    (circle)
5.2(f)  Disposition of Assets; Etc.

        Compliance with 5.2(f), including subsections (i) and (ii)? Y/N
                                                                    (circle)
5.2(g)  Nature of Business

        Compliance with 5.2(g)?                                     Y/N
                                                                    (circle)
5.2(h)  Negative Pledge Limitation

        Compliance with 5.2(h)                                      Y/N
                                                                    (circle)

5.2(i)  Limitation on Indebtedness of Subsidiaries

        Compliance with 5.2(i), including subsections (i) and (ii)? Y/N
                                                                    (circle)
5.2(j)  Investments

        Compliance with 5.2(i), including subsections (i) and (xi)? Y/N
                                                                    (circle)
5.2(k)  Contingent Liabilities

        Compliance with 5.2(k)?                                     Y/N
                                                                    (circle)
5.2(l)  Transactions with Affiliates

        Compliance with 5.2(l)?                                     Y/N
                                                                    (circle)
5.2(m)  Additional Covenants

        Compliance with 5.2(m)?                                     Y/N
                                                                    (circle)
5.2(n)  Acquisitions

        Compliance with 5.2(n)?                                     Y/N
                                                                    (circle)

                                PRICING SCHEDULE
============================ ===================== ====================== ===================== ==================== ===============
APPLICABLE MARGIN            LEVEL I STATUS        LEVEL II STATUS        LEVEL III STATUS      LEVEL IV STATUS      LEVEL V STATUS
============================ ===================== ====================== ===================== ==================== ===============
============================ ===================== ====================== ===================== ==================== ===============
Eurocurrency Rate            0.70%                 0.80%                  1.025%                1.25%                1.45%
============================ ===================== ====================== ===================== ==================== ===============


============================ ===================== ====================== ===================== ==================== ===============
APPLICABLE FEE RATE          LEVEL I STATUS        LEVEL II STATUS        LEVEL III STATUS      LEVEL IV STATUS       LEVEL V STATUS
============================ ===================== ====================== ===================== ==================== ===============
---------------------------- --------------------- ---------------------- --------------------- -------------------- ---------------
Facility Fee                 0.175%                0.20%                  0.225%                0.25%                0.30%
============================ ===================== ====================== ===================== ==================== ===============

For the purposes of this Schedule, the following terms have the following meanings and all other capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, subject to the final paragraph of this
Schedule:

"Financials" means the annual or quarterly financial statements of the Company delivered pursuant to the Agreement.

"Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.50 to 1.00.

"Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status and (ii) the Leverage Ratio is less than 2.0 to 1.00.

"Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 2.50 to 1.00.

"Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than 3.00 to 1.0.

"Level V Status" exists at any date if the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

"Status" means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Company's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Company fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreements, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

                                  SCHEDULE 1.1


                                   COMMITMENTS



--------------------------------------------------------------------------------

                              REVOLVING CREDIT COMMITMENTS
================================================================================
----------------------------------------------- --------------------------------

                     Bank                          Revolving Credit Commitment
----------------------------------------------- --------------------------------
----------------------------------------------- --------------------------------

Bank One, Michigan                                        $     15,000,000
----------------------------------------------- -------------------------------
----------------------------------------------- -------------------------------

KeyBank National Association                                    15,000,000
----------------------------------------------- -------------------------------
----------------------------------------------- --------------------------------

National City Bank                                              10,589,000
----------------------------------------------- -------------------------------
----------------------------------------------- --------------------------------

Bank of America, NA.                                            10,589,000
----------------------------------------------- --------------------------------
----------------------------------------------- --------------------------------

The Chase Manhattan Bank                                         7,648,000
----------------------------------------------- --------------------------------
----------------------------------------------- -------------------------------

The Bank of New York                                             5,882,000
----------------------------------------------- --------------------------------
----------------------------------------------- --------------------------------

Credit Lyonnais New York Branch                                  5,882,000
----------------------------------------------- --------------------------------
----------------------------------------------- --------------------------------

Fifth Third Bank                                                 5,882,000
----------------------------------------------- -------------------------------
----------------------------------------------- -------------------------------

Harris Bank Trust and Savings                                    5,882,000
----------------------------------------------- --------------------------------
----------------------------------------------- -------------------------------

Merita Bank Plc                                                  5,882,000
----------------------------------------------- --------------------------------
----------------------------------------------- --------------------------------

PNC Bank, National Association                                   5,882,000
----------------------------------------------- -------------------------------
----------------------------------------------- -------------------------------

SunTrust Bank                                                     5,882,000
----------------------------------------------- -------------------------------
----------------------------------------------- -------------------------------

                                                           $    100,000,000
----------------------------------------------- --------------------------------




October 17, 2001

                                        SCHEDULE 4.4 to LOAN AGREEMENT
                                           Dated as of October 17, 2001
                                                   SUBSIDIARIES

As of: October 17, 2001

                                                     Jurisdiction of            % of Voting Stock
Name of Subsidiary                                   Incorporation                       Owned
------------------                                   ---------------            ------------------
Adaptive Research Laboratories Inc.                  Texas                              100%
Adaptive Switch Laboratories Inc.                    Texas                              100%
BME Inc.                                             Texas                              100%
Dynamic Controls Limited                             New Zealand                        100%
Dynamic Europe Limited                               United Kingdom                     100%
EC-Invest A/S                                        Denmark                            100%
France Reval GmbH                                    Germany                            100%
France Reval SA                                      France                             100%
Garden City Medical                                  Delaware                           100%
Genus Medical Products USA Inc.                      New York                           100%
Groas A/S                                            Norway                             100%
Hatfield Mobility Limited                            New Zealand                        100%
Healthtech Products Inc.                             Missouri                           100%
Indian-Joe Inc.                                      Illinois                           100%
Invacare AB                                          Sweden                             100%
Invacare AS                                          Norway                             100%
Invacare Australia Pty Ltd.                          Australia                          100%
Invacare B. V.                                       Netherlands                        100%
Invacare Canada Inc.                                 Ontario                            100%
Invacare Credit Corporation                          Ohio                               100%
Invacare (Deutschland) GmbH                          Germany                            100%
Invacare EC-Hong A/S                                 Denmark                            100%
Invacare Florida Corporation                         Delaware                           100%
Invacare Holding AB                                  Sweden                             100%
Invacare International Corporation                   Ohio                               100%
Invacare New Zealand Limited                         New Zealand                        100%
Invacare NV                                          Belgium                            100%
Invacare Poirier SA                                  France                             100%
Invacare Portugal LDA                                Portugal                           100%
Invacare Rea AB                                      Sweden                             100%
Invacare Respiratory Corp.                           Ohio                               100%
Invacare S.A.                                        Spain                              100%
Invacare Supply Group                                Massachusetts                      100%
Invacare Trading Company Inc.                        Virgin Islands                     100%

                                       2

Invacare (UK) Limited                                United Kingdom                     100%
Invamex, S.A. de C.V.                                Mexico                             100%
Invatection Insurance Company Inc.                   Vermont                            100%
IVC Holdings Denmark A/S                             Denmark                            100%
Kuschall Design AG                                   Switzerland                        100%
Lopital Nederland B.V.                               Netherlands                        100%
Matia SA                                             France                             100%
Medical Equipment Repair Services Inc                Florida                            100%
Mobilife Corporation                                 Missouri                           100%
Mobilite Building Corporation                        Florida                            100%
Mobilite Corporation                                 Florida                            100%
Niltek A/S                                           Denmark                            100%
Patient Solutions Inc.                               Delaware                           100%
Pro Med Australia Pty Ltd.                           Australia                          100%
Pro Med Equipment Pty Ltd.                           Australia                          100%
Production Research Corporation                      Maryland                           100%
Quantrix Consultants Limited                         New Zealand                        100%
R2P S.a.r.L.                                         France                             100%
Radius A/S                                           Denmark                            100%
Revato B.V.                                          Netherlands                        100%
Rollerchair Pty Ltd.                                 Australia                          100%
Samarite B.V.                                        Netherlands                        100%
Scandinavian Mobility GmbH                           Germany                            100%
Scandinavian Mobility International A/S              Denmark                            100%
Scandinavian Mobility Medical Services B.V.          Netherlands                        100%
SCI Des Hautes Roches                                France                             100%
SCI Des Roches                                       France                             100%
Services B.V.                                        Netherlands                        100%
Silcraft Corporation                                 Michigan                           100%
St. Louis Distributors Inc.                          Massachusetts                      100%
The Aftermarket Group Inc.                           Delaware                           100%

                                          SCHEDULE 4.5 to LOAN AGREEMENT
                                           Dated as of October 17, 2001
                                                    LITIGATION


As of: October 17, 2001



                                                     None

                                          SCHEDULE 4.12 to LOAN AGREEMENT
                                           Dated as of October 17, 2001
                                         ENVIRONMENTAL AND SAFETY MATTERS


As of: October 17, 2001



                                                     None

                                        SCHEDULE 5.2 (d) to LOAN AGREEMENT
                                           Dated as of October 17, 2001
                                                       LIENS


As of: October 17, 2001



                                                     None

                                        SCHEDULE 5.2 (j) to LOAN AGREEMENT
                                           Dated as of October 17, 2001
                                                    INVESTMENTS


As of: October 17, 2001



                                                     None